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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Liberty Media Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

July 22, 2011

Dear Stockholder:

        You are cordially invited to attend our 2011 annual meeting of stockholders to be held at 9:00 a.m., local time, on September 7, 2011, at the corporate offices of Starz, LLC, 8900 Liberty Circle, Englewood, CO 80112.

        At the annual meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.

        Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone. Alternatively, you may request a paper proxy card to complete, sign and return by mail. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.

        Thank you for your continued support and interest in our company.

Very truly yours,
Gregory B. Maffei President and Chief Executive Officer

        The Notice of Internet Availability of Proxy Materials is first being mailed on or about July 27, 2011, and the proxy materials relating to the annual meeting will first be made available on or about the same date.

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on September 7, 2011

        NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Liberty Media Corporation to be held at 9:00 a.m., local time, on September 7, 2011, at the corporate offices of Starz, LLC, 8900 Liberty Circle, Englewood, CO 80112, telephone (720) 852-7700, to consider and vote on:

  1.
  A proposal to elect Evan D. Malone, David E. Rapley and Larry E. Romrell to continue serving as Class I members of our board until the 2014 annual meeting of stockholders or their earlier resignation or removal (the election of directors proposal);

  2.
  A proposal to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading "Executive Compensation" (the say-on-pay proposal);

  3.
  A proposal to approve, on an advisory basis, the frequency at which future say-on-pay votes will be held (the say-on-frequency proposal);

  4.
  A proposal to adopt the Liberty Media Corporation 2011 Nonemployee Director Incentive Plan (the director plan proposal);

  5.
  A proposal to amend the restated certificate of incorporation of Liberty Media Corporation to change its name to Liberty Interactive Corporation (the name change proposal); and

  6.
  A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2011 (the auditors ratification proposal).

        You may also be asked to consider and vote on such other business as may properly come before the annual meeting.

        Holders of record of our Series A Liberty Capital common stock, par value $0.01 per share, Series B Liberty Capital common stock, par value $0.01 per share, Series A Liberty Interactive common stock, par value $0.01 per share, Series B Liberty Interactive common stock, par value $0.01 per share, Series A Liberty Starz common stock, par value $0.01 per share, and Series B Liberty Starz common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on July 20, 2011, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices in Englewood, Colorado for review by our stockholders for any purpose germane to the annual meeting for at least 10 days prior to the annual meeting.

        We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.

        Our board of directors has unanimously approved each proposal and recommends that you vote "FOR" the election of each director nominee and "FOR" each of the say-on-pay proposal, the director plan proposal, the name change proposal and the auditors ratification proposal. Our board of directors also recommends that you vote "FOR" the three year frequency option with respect to the say-on-frequency proposal.

i

        Votes may be cast in person at the annual meeting or by proxy prior to the meeting by telephone, via the Internet, or by mail.

        YOUR VOTE IS IMPORTANT.    Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the annual meeting.

By order of the board of directors,

Pamela L. Coe Vice President, Deputy General Counsel and Secretary

Englewood, Colorado
July 22, 2011

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

LIBERTY MEDIA CORPORATION
a Delaware corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

        We are furnishing this proxy statement in connection with the board of directors' solicitation of proxies for use at our 2011 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, at the corporate offices of Starz, LLC, 8900 Liberty Circle, Englewood, CO 80112, on September 7, 2011, or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A Liberty Capital common stock, par value $0.01 per share (LCAPA), Series B Liberty Capital common stock, par value $0.01 per share (LCAPB), Series A Liberty Interactive common stock, par value $0.01 per share (LINTA), Series B Liberty Interactive common stock, par value $0.01 per share (LINTB), Series A Liberty Starz common stock, par value $0.01 per share (LSTZA), and Series B Liberty Starz common stock, par value $0.01 per share (LSTZB). We refer to LCAPA, LCAPB, LINTA, LINTB, LSTZA and LSTZB collectively as our common stock.

THE ANNUAL MEETING

Notice and Access of Proxy Materials

        We have elected, in accordance with the Securities and Exchange Commission's "Notice and Access" rule, to deliver a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders and to post our proxy statement and our annual report to our stockholders (collectively, the proxy materials) electronically. The Notice is first being mailed to our stockholders on or about July 27, 2011. The proxy materials will first be made available to our stockholders on or about the same date.

        The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet or by telephone. The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless specifically requested to do so.

Electronic Delivery

        Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/us/ecomms. You may also sign up for electronic delivery when you vote by the Internet at www.proxyvote.com, by following the prompts. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. You may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Computershare, at 866-367-6355 (outside the United States 1-781-575-3400). Stockholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.

Time, Date and Place

        The annual meeting of the stockholders is to be held at 9:00 a.m., local time, on September 7, 2011, at the corporate offices of Starz, LLC, 8900 Liberty Circle, Englewood, CO 80112.

 Purpose

        At the annual meeting, you will be asked to consider and vote on each of the following:

  •
  the election of directors proposal, to elect Evan D. Malone, David E. Rapley and Larry E. Romrell to continue serving as Class I members of our board until the 2014 annual meeting of stockholders or their earlier resignation or removal;

  •
  the say-on-pay proposal, to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading "Executive Compensation";

  •
  the say-on-frequency proposal, to approve, on an advisory basis, the frequency at which future say-on-pay votes will be held;

  •
  the director plan proposal, to approve the Liberty Media Corporation 2011 Nonemployee Director Incentive Plan;

  •
  the name change proposal, to amend the restated certificate of incorporation of Liberty Media Corporation to change its name to Liberty Interactive Corporation; and

  •
  the auditors ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2011.

        You may also be asked to consider and vote on such other business as may properly come before the annual meeting, although we are not aware at this time of any other business that might come before the annual meeting.

Quorum

        In order to carry on the business of the annual meeting, a quorum must be present. This means that at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date for the annual meeting must be represented at the annual meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if your proxy indicates that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) nevertheless will be treated as present for purposes of determining the presence of a quorum. See "—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes" below.

Who May Vote

        Holders of shares of LCAPA, LCAPB, LINTA, LINTB, LSTZA and LSTZB, as recorded in our stock register as of 5:00 p.m., New York City time, on July 20, 2011 (such date and time, the record date for the annual meeting), may vote at the annual meeting or at any adjournment or postponement thereof.

Votes Required

        Each director nominee who receives a plurality of the affirmative votes of the outstanding shares of our common stock that are entitled to vote at the annual meeting and are voted in person or by proxy, voting together as a single class, will be elected to office.

        Approval of each of the say-on-pay proposal, the director plan proposal, and the auditors ratification proposal requires the affirmative vote of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

        The say-on-frequency proposal provides for stockholders to vote for one of three potential frequencies (every one year, two years or three years) for future say-on-pay votes. Stockholders also have the option to abstain from such vote if they do not wish to express a preference. If one of such frequencies receives the affirmative vote of a majority of the votes cast on the say-on-frequency proposal by the holders of shares of our common stock that are present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, the frequency receiving such majority vote will be the frequency selected by our board of directors for future say-on-pay votes.

        Approval of the name change proposal requires the affirmative vote of a majority of the aggregate voting power of the shares of our common stock, outstanding on the record date, voting together as a single class.

Votes You Have

        At the annual meeting, holders of shares of:

  •
  LCAPA will have one vote per share;

  •
  LCAPB will have ten votes per share;

  •
  LINTA will have one vote per share;

  •
  LINTB will have ten votes per share;

  •
  LSTZA will have one vote per share; and

  •
  LSTZB will have ten votes per share;

in each case, that our records show are owned as of the record date.

Shares Outstanding

        As of the record date, an aggregate of 74,138,127 shares of LCAPA, 7,345,691 shares of LCAPB, 572,679,601 shares of LINTA, 29,022,021 shares of LINTB, 49,222,471 shares of LSTZA and 2,949,073 shares of LSTZB were issued and outstanding and entitled to vote at the annual meeting.

Number of Holders

        There were, as of the record date, approximately 1,800 and 100 record holders of LCAPA and LCAPB, respectively, approximately 2,800 and 100 record holders of LINTA and LINTB, respectively, and approximately 1,500 and 90 record holders of LSTZA and LSTZB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

        Holders of record of our common stock as of the record date may vote in person at the annual meeting. Alternatively, they may submit a proxy by telephone or through the Internet or they may obtain a paper proxy card and complete, sign and return it. Instructions for voting by telephone or through the Internet and how to obtain a paper proxy card are printed on the Notice. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by telephone, through the Internet or by mail even if you plan to attend the annual meeting. You may change your vote at the annual meeting.

        If you submit a proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Annual Meeting of Stockholders, the shares represented by the proxy will be voted "FOR" the approval of that proposal or, in the case of the say-on-frequency proposal, will be voted "FOR" the three year frequency option.

        If you submit a proxy in which you indicate that you abstain from voting as to a proposal, it will have no effect if the proposal is the election of directors proposal or the say-on-frequency proposal, and it will have the same effect as a vote "AGAINST" if the proposal is any of the other proposals.

        If you do not submit a proxy or you do not vote in person at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals is approved (assuming a quorum is present), other than the name change proposal. In this case, your shares will be counted as a vote "AGAINST" the name change proposal.

Voting Procedures for Shares Held in Street Name

        General.    If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to vote your shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, all the proposals described in this proxy statement other than the auditors ratification proposal. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.

        Effect of Broker Non-Votes.    Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals, other than the name change proposal. In this case, broker non-votes will be counted as a vote "AGAINST" the name change proposal. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or how to change your vote or revoke your proxy.

Revoking a Proxy

        If you submitted a proxy prior to the start of the annual meeting, you may change your vote by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940. Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 2:00 a.m., New York City time, on September 7, 2011.

        Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.

 Solicitation of Proxies

        We are soliciting proxies by means of these proxy materials on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We will pay the cost of soliciting these proxies. We will also reimburse brokers and other nominees for their expenses in sending the Notice and, if requested, paper proxy materials to you and getting your voting instructions.

Other Matters to Be Voted on at the Annual Meeting

        Our board of directors is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise in your proxy. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity (excluding any of our directors and executive officers) known by us to own more than five percent of the outstanding shares of any series of our common stock. All of such information is based on publicly available filings.

        The security ownership information is given as of June 30, 2011 and, in the case of percentage ownership information, is based upon (1) 74,131,132 LCAPA shares, (2) 7,350,225 LCAPB shares, (3) 572,645,073 LINTA shares, (4) 29,005,670 LINTB shares, (5) 49,216,947 LSTZA shares and (6) 2,953,815 LSTZB shares, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Capital Research and Management Company	LCAPA	7,174,145	(1)	9.7	0.9
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	—		—
	LINTB	—		—
	LSTZA	2,869,658	(1)	5.8
	LSTZB	—		—
Southeastern Asset Management, Inc.	LCAPA	—		—	5.7
6410 Poplar Ave., Suite 900	LCAPB	—		—
Memphis, TN 38119	LINTA	61,585,872	(2)	10.8
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
Longleaf Partners Fund	LCAPA	—		—	2.3
c/o Southeastern Asset Management, Inc.	LCAPB	—		—
6410 Poplar Ave., Suite 900	LINTA	24,460,224	(2)	4.3
Memphis, TN 38119	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
The Growth Fund of America, Inc.	LCAPA	—		—	3.5
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	38,167,500	(3)	6.7
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
ClearBridge Advisors, LLC	LCAPA	5,896,099	(4)	8.0	3.1
620 8th Avenue	LCAPB	—		—
New York, NY 10018	LINTA	27,439,601	(5)	4.8
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Dodge & Cox	LCAPA	—		—	4.3
555 California Street, 40th Floor	LCAPB	—		—
San Francisco, CA 94104	LINTA	46,320,244	(6)	8.1
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
Comcast QVC, Inc.	LCAPA	5,000,000	(7)	6.7	0.5
	LCAPB	—		—
	LINTA	—		—
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
Paulson & Co., Inc.	LCAPA	—		—	0.3
1251 Avenue of the Americas	LCAPB	—		—
New York, NY 10020	LINTA	—		—
	LINTB	—		—
	LSTZA	3,300,000	(8)	6.7
	LSTZB	—		—
T. Rowe Price Associates, Inc.	LCAPA	421,513	(9)	0.6	6.5
100 E. Pratt Street	LCAPB	—		—
Baltimore, MD 21202	LINTA	65,960,183	(10)	11.5
	LINTB	—		—
	LSTZA	4,140,427	(11)	8.4
	LSTZB	—		—
BlackRock, Inc.	LCAPA	—		—	2.6
40 East 52nd Street	LCAPB	—		—
New York, NY 10022	LINTA	28,417,512	(12)	5.0
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—

(1)
Based on Amendment No. 1 to Schedule 13G, dated February 10, 2006, filed by Capital Research and Management Company (CRMC) with respect to Liberty Media's predecessor issuer, as adjusted to give effect to intervening restructuring, reclassification and split-off transactions. According to the Schedule 13G/A, CRMC acts as investment adviser to various investment companies and as a result is deemed to be the beneficial owner of 7,174,145 shares of LCAPA and 2,869,658 shares of LSTZA, but disclaims beneficial ownership of those shares pursuant to Rule 13d-4. After giving effect to the aforementioned adjustments to the Schedule 13G/A figures, Liberty Media estimates that CRMC has sole voting power over 2,241,395 shares of LCAPA and 896,580 shares of LSTZA.

(2)
Based on Amendment No. 6 to Schedule 13G, dated February 7, 2011, filed by Southeastern Asset Management, Inc. (Southeastern), an investment advisor, Longleaf Partners Fund (Longleaf), an investment company of which Southeastern is the investment advisor, and O. Mason Hawkins, Chairman of the Board and CEO of Southeastern. According to the Schedule 13G/A, all of the shares are owned by Southeastern's investment advisory clients and none is owned directly or indirectly by Southeastern or Mr. Hawkins, and that while Mr. Hawkins could be deemed a controlling person of Southeastern he disclaims the existence of such control. Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G/A pursuant to Rule 13d-4. The Schedule 13G/A states that Southeastern has sole voting power over 29,691,179 shares, shared voting power over 24,460,224 shares, no voting power over 7,434,469 shares, sole dispositive power over 37,125,648 shares, and shared dispositive voting power over 24,460,224 shares, while Longleaf has shared voting and dispositive power over 24,460,224 shares.

(3)
Based on the Schedule 13G, dated December 10, 2007, filed by The Growth Fund of America, an investment company (The Growth Fund), which states that The Growth Fund has sole voting power over the shares. The Schedule 13G states that The Growth Fund is advised by CRMC.

(4)
Based on Amendment No. 3 to Schedule 13G/A, dated February 11, 2011, by ClearBridge Advisors, LLC, an investment advisor (ClearBridge), which states that ClearBridge has sole voting power over 4,040,512 shares and sole dispositive power over 5,896,099 shares.

(5)
Based on Amendment No. 1 to Schedule 13G, dated February 13, 2009, filed by ClearBridge which states that ClearBridge has sole voting power over 19,600,089 shares and sole dispositive power over 27,439,601 shares.

(6)
Based on Amendment No. 3 to Schedule 13G, dated February 10, 2011, filed by Dodge & Cox, an investment advisor, which states that all of the shares are owned by Dodge & Cox's investment advisory clients. The Schedule 13G/A states that Dodge & Cox has sole voting power over 43,817,369 shares, no shared voting power and sole dispositive power over 46,320,244 shares.

(7)
Based on the Schedule 13G, dated February 17, 2009, filed by Comcast QVC, Inc., Comcast Programming Holdings, Inc., Comcast Holdings Corporation and Comcast Corporation, which states that each of such entities has shared voting power and dispositive power over such shares.

(8)
Based on the Schedule 13G, dated February 16, 2010, filed by Paulson & Co., Inc., an investment advisor (Paulson), which states that all of the shares are owned by Paulson's investment advisory clients and that Paulson has sole voting and dispositive power over such shares.

(9)
Based on Amendment No. 1 to the Schedule 13G, filed February 10, 2011 by T. Rowe Price Associates, Inc., an investment advisor (Price Associates), which states that all of the shares are owned by Price Associates' investment advisory clients and that Price Associates has sole voting power over 114,390 shares and sole dispositive power over 421,513 shares.

(10)
Based on Amendment No. 1 to the Schedule 13G, filed February 10, 2011 by Price Associates, which states that all of the shares are owned by Price Associates' investment advisory clients, and that Price Associates has sole voting power over 17,346,632 shares and sole dispositive power over 65,960,183 shares.

(11)
Based on Amendment No. 1 to the Schedule 13G, filed February 10, 2011 by Price Associates, which states that all of the shares are owned by Price Associates' investment advisory clients, and that Price Associates has sole voting power over 924,081 shares and sole dispositive power over 4,125,677 shares.

(12)
Based on Amendment No. 1 to the Schedule 13G, filed March 9, 2011, filed by BlackRock, Inc. (BlackRock) which states that BlackRock has sole voting power and sole dispositive power over 28,417,512 shares.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of our directors and named executive officers and by all of our directors and named executive officers as a group of shares of each series of our common stock. The security ownership information is given as of June 30, 2011, and, in the case of percentage ownership information, is based upon (1) 74,131,132 LCAPA shares, (2) 7,350,225 LCAPB shares, (3) 572,645,073 LINTA shares, (4) 29,005,670 LINTB shares, (5) 49,216,947 LSTZA shares and (6) 2,953,815 LSTZB shares, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

        Shares of restricted stock that have been granted pursuant to our incentive plans are included in the outstanding share numbers, for purposes of the table below and throughout this proxy statement. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after June 30, 2011, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of LCAPB, LINTB and LSTZB, though convertible on a one-for-one basis into shares of LCAPA, LINTA and LSTZA, respectively, are reported as beneficial ownership of LCAPB, LINTB and LSTZB only, and not as beneficial ownership of LCAPA, LINTA or LSTZA. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

        The number of shares indicated as owned by the persons in the table includes interests in shares held by the Liberty 401(k) Savings Plan as of June 30, 2011. The shares held by the trustee of the Liberty 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
John C. Malone	LCAPA	2,369	(1)(2)(4)(5)(6)(7)	3.2	33.7
Chairman of the Board	LCAPB	6,131	(1)(5)(8)	83.4
	LINTA	3,199	(1)(2)(4)(5)(6)(7)	*
	LINTB	27,708	(1)(4)(5)(8)	94.1
	LSTZA	115	(1)(2)(3)(4)(5)(6)	*
	LSTZB	2,446	(1)(5)(8)	82.8
Gregory B. Maffei	LCAPA	1,239	(2)(3)(4)	1.7	*
President, Chief Executive	LCAPB	—		—
Officer and Director	LINTA	3,703	(2)(3)(4)	*
	LINTB	—		—
	LSTZA	333	(2)(3)(4)	*
	LSTZB	—		—
Robert R. Bennett	LCAPA	116	(3)(4)(9)	*	1.2
Director	LCAPB	834	(9)	11.4
	LINTA	877	(3)(4)(9)	*
	LINTB	**	(9)	*
	LSTZA	43	(3)(4)	*
	LSTZB	334	(9)	11.3

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Donne F. Fisher	LCAPA	26	(3)(4)	*	*
Director	LCAPB	28		*
	LINTA	128	(3)(4)	*
	LINTB	140		*
	LSTZA	10	(3)(4)	*
	LSTZB	11		*
M. Ian G. Gilchrist	LCAPA	1	(3)	*	*
Director	LCAPB	—		—
	LINTA	8	(3)	*
	LINTB	—		—
	LSTZA	**	(3)	*
	LSTZB	—		—
Evan D. Malone	LCAPA	6	(3)(4)	*	*
Director	LCAPB	—		—
	LINTA	30	(3)(4)	*
	LINTB	—		—
	LSTZA	2	(3)(4)	*
	LSTZB	—		—
David E. Rapley	LCAPA	2	(3)	*	*
Director	LCAPB	—		—
	LINTA	38	(3)(4)	*
	LINTB	—		—
	LSTZA	**	(3)	*
	LSTZB	—		—
M. LaVoy Robison	LCAPA	12	(3)(4)	*	*
Director	LCAPB	—		—
	LINTA	54	(3)(4)	*
	LINTB	—		—
	LSTZA	4	(3)(4)	*
	LSTZB	—		—
Larry E. Romrell	LCAPA	23	(3)(4)	*	*
Director	LCAPB	**		*
	LINTA	55	(3)(4)	*
	LINTB	**		*
	LSTZA	4	(3)(4)	*
	LSTZB	**		*
Andrea L. Wong	LCAPA	**	(3)	*	*
Director	LCAPB	—		—
	LINTA	6	(3)	*
	LINTB	—		—
	LSTZA	**	(3)	*
	LSTZB	—		—

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Charles Y. Tanabe	LCAPA	55	(2)(3)(4)	*	*
Executive Vice President and	LCAPB	—		—
General Counsel	LINTA	723	(2)(3)(4)	*
	LINTB	—		—
	LSTZA	20	(2)(3)(4)	*
	LSTZB	—		—
David J.A. Flowers	LCAPA	212	(2)(3)(4)	*	*
Senior Vice President and Treasurer	LCAPB	—		—
	LINTA	639	(2)(3)(4)	*
	LINTB	—		—
	LSTZA	28	(2)(3)(4)	*
	LSTZB	—		—
Albert E. Rosenthaler	LCAPA	22	(2)(3)(4)	*	*
Senior Vice President	LCAPB	—		—
	LINTA	651	(2)(3)(4)	*
	LINTB	—		—
	LSTZA	9	(2)(3)(4)	*
	LSTZB	—		—
Christopher W. Shean	LCAPA	24	(2)(3)(4)	*	*
Senior Vice President and	LCAPB	—		—
Controller	LINTA	604	(2)(3)(4)	*
	LINTB	—		—
	LSTZA	33	(2)(3)(4)	*
	LSTZB	—		—
All directors and executive officers as a group (14 persons)	LCAPA	4,106	(1)(2)(3)(4)(5)(6)(7)(9)	5.5	35.6
	LCAPB	6,993	(1)(5)(8)(9)	95.1
	LINTA	10,716	(1)(2)(3)(4)(5)(6)(7)(9)	1.8
	LINTB	27,849	(1)(4)(5)(8)(9)	94.5
	LSTZA	606	(1)(2)(3)(4)(5)(6)	1.2
	LSTZB	2,791	(1)(5)(8)(9)	94.5

*
Less than one percent

**
Less than 1,000 shares

(1)
Includes 75,252 LCAPA shares, 170,471 LCAPB shares, 376,260 LINTA shares, 852,238 LINTB shares, 30,100 LSTZA shares and 68,188 LSTZB shares held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes shares held in the Liberty 401(k) Savings Plan as follows:

	LCAPA	LINTA	LSTZA
John C. Malone	550	8,237	720
Gregory B. Maffei	2,343	5,705	3,665
Charles Y. Tanabe	908	8,599	565
David J.A. Flowers	1,412	15,382	1,539
Albert E. Rosenthaler	1,002	12,126	1,174
Christopher W. Shean	3,794	8,224	314

Total	10,009	58,273	7,977

(3)
Includes restricted shares, none of which is vested, as follows:

	LCAPA	LINTA	LSTZA
John C. Malone	—	—	11,408
Gregory B. Maffei	37,406	112,963	17,057
Robert R. Bennett	1,255	8,025	725
Donne F. Fisher	1,255	8,025	725
M. Ian G. Gilchrist	1,255	8,025	725
Evan D. Malone	1,255	8,025	725
David E. Rapley	1,255	8,025	725
M. LaVoy Robison	1,255	8,025	725
Larry E. Romrell	1,255	8,025	725
Andrea L. Wong	990	6,405	575
Charles Y. Tanabe	8,784	25,681	4,462
David J.A. Flowers	4,185	12,948	2,395
Albert E. Rosenthaler	4,944	14,599	2,435
Christopher W. Shean	4,427	12,886	2,337

Total	69,521	241,657	45,744

(4)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options and stock appreciation rights exercisable within 60 days after June 30, 2011.

	LCAPA	LINTA	LINTB	LSTZA
John C. Malone	47,006	562,033	450,000	19,282
Gregory B. Maffei	712,083	3,170,147	—	287,254
Robert R. Bennett	105,450	522,400	—	41,820
Donne F. Fisher	9,910	43,860	—	3,604
Evan D. Malone	4,485	19,680	—	1,407
David E. Rapley	—	27,860	—	—
M. LaVoy Robison	9,910	43,860	—	3,604
Larry E. Romrell	9,910	43,860	—	3,604
Charles Y. Tanabe	10,870	615,115	—	10,587
David J.A. Flowers	95,327	548,793	—	20,359
Albert E. Rosenthaler	6,851	598,654	—	3,459
Christopher W. Shean	5,791	531,173	—	27,686

Total	1,017,593	6,727,435	450,000	422,666

(5)
Includes 25,700 shares of LCAPA, 91,789 shares of LCAPB, 128,500 shares of LINTA, 458,946 shares of LINTB, 10,280 shares of LSTZA and 36,715 shares of LSTZB held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by the trusts.

(6)
Includes 2,249,872 shares of LCAPA, 2,122,902 shares of LINTA and 43,347 shares of LSTZA pledged to Fidelity Brokerage Services, LLC (Fidelity) in connection with a margin loan facility extended by Fidelity to Mr. Malone.

(7)
Includes 622 shares of LCAPA and 1,427 shares of LINTA pledged to Bank of America in connection with a loan facility extended to Mr. Malone.

(8)
In February 1998, in connection with the settlement of certain legal proceedings relative to the Estate of Bob Magness, the late founder and former Chairman of the Board of Tele-Communications, Inc. (TCI), TCI entered into a call agreement with Mr. Malone and Mr. Malone's wife. In connection with the acquisition by AT&T Corp. (AT&T) of TCI, TCI assigned to Liberty Media's predecessor its rights under this call agreement. Liberty Media has since succeeded to these rights. As a result, Liberty Media has the right, under certain circumstances, to acquire LCAPB shares, LINTB shares and LSTZB shares owned by the Malones. The call agreement also prohibits the Malones from disposing of their LCAPB shares, LINTB shares and LSTZB shares, except for certain exempt transfers (such as transfers to related parties or public sales of up to an aggregate of 5% of their shares of LCAPB, LINTB or LSTZB after conversion to shares of LCAPA, LINTA or LSTZA, respectively) and except for transfers made in compliance with Liberty Media's call rights.

(9)
Includes 6,986 LCAPA shares, 157,365 LCAPB shares, 299,567 LINTA shares, 100 LINTB shares, and 68,509 LSTZB shares owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife, Deborah Bennett.

  Ownership of Subsidiary Securities

        As of June 30, 2011, Gregory B. Maffei owns approximately 15% of Lockerz, Inc., an investee in which Liberty Media owns approximately 39%. If the third round of financing in which Lockerz is currently engaged is fully subscribed, Mr. Maffei is expected to own approximately 14% of Lockerz, and Liberty Media is expected to own approximately 37% of Lockerz. See "Certain Relationships and Related Transactions—Lockerz."

        To our knowledge, no other executive officer or director of our company beneficially owns any equity securities of any of our subsidiaries.

Changes in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSALS OF OUR BOARD

        The following proposals will be presented at the annual meeting by our board of directors.

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL

Board of Directors

        Our board of directors currently consists of ten directors, divided among three classes. Our Class I directors, whose term will expire at the annual meeting, are Evan D. Malone, David E. Rapley and Larry E. Romrell. These directors are nominated for election to our board to continue to serve as Class I directors, and we have been informed that each of Messrs. Malone, Rapley and Romrell are willing to continue to serve as directors of our company. The term of the Class I directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2014. Our Class II directors, whose term will expire at the annual meeting of our stockholders in the year 2012, are Donne F. Fisher, Gregory B. Maffei and M. LaVoy Robison. Our Class III directors, whose term will expire at the annual meeting of our stockholders in the year 2013, are John C. Malone, Robert R. Bennett, M. Ian G. Gilchrist and Andrea L. Wong.

        If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the annual meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the board of directors.

        The following lists the three nominees for election as directors at the annual meeting and the seven directors of our company whose term of office will continue after the annual meeting, and includes as to each person how long such person has been a director of our company, such person's professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our board of directors. All positions referenced in the table below with our company include, where applicable, positions with our predecessors. The number of shares of our common stock beneficially owned by each director, as of June 30, 2011, is set forth in this proxy statement under the caption "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

Nominees for Election as Directors

  Evan D. Malone

  •
  Professional Background:  Dr. Malone has served as a director of our company since August 2008. He has served as President of NextFab Studio, LLC, a high-tech workshop offering technical training, consulting, and product design and prototyping services, since June 2009 and has been an engineering consultant for more than the past five years. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. During 2008, Dr. Malone also served as a post-doctoral research assistant at Cornell University and an engineering consultant with Rich Food Products, a food processing company. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S, Department of Energy, from 1999 until 2001. He also is a founding member of Jet Wine Bar, LLC, a start-up company in Philadelphia which began operations in 2010.

  •
  Other Public Company Directorships:  None.

  •
  Age:  40

  •
  Board Membership Qualifications:  Dr. Malone, our youngest director, brings an applied science and engineering perspective to our board. Dr. Malone's perspectives assist our board in developing business strategies and adapting to technological changes facing the industries in which we compete. In addition, his entrepreneurial experience assists our board in evaluating strategic opportunities.

  David E. Rapley

  •
  Professional Background:  Mr. Rapley has served as a director of our company since July 2002, having previously served as a director during 1994. Mr. Rapley founded Rapley Engineering Services, Inc. (RESI) and served as its CEO and President from 1985 to 1998. Mr. Rapley also served as Executive Vice President of Engineering of VECO Corp. Alaska (a company that acquired RESI in 1998) from January 1998 to December 2001. Mr. Rapley has served as the President and Chief Executive Officer of Rapley Consulting, Inc. since January 2000.

  •
  Other Public Company Directorships:  Mr. Rapley has served as a director of Liberty Global, Inc. (LGI) since June 2005 and served as a director of its predecessor, Liberty Media International, Inc. (LMI), from May 2004 to June 2005.

  •
  Age:  70

  •
  Board Membership Qualifications:  Mr. Rapley brings to our board the unique perspective of his lifelong career as an engineer. The industries in which we compete are heavily dependent on technology, which continues to change and advance. Mr. Rapley's perspectives assist our board in adapting to these changes and developing strategies for our businesses.

  Larry E. Romrell

  •
  Professional Background:  Mr. Romrell has served as a director of our company since March 1999. Mr. Romrell held numerous executive positions with our former parent company, Tele-Communications, Inc. (TCI), from 1991 to 1999. Previously, Mr. Romrell held various executive positions with Westmarc Communications, Inc.

  •
  Other Public Company Directorships:  Mr. Romrell has served as a director of LGI since June 2005 and served as a director of its predecessor, LMI, from May 2004 to June 2005.

  •
  Age:  71

  •
  Board Membership Qualifications:  Mr. Romrell brings extensive experience, including venture capital experience, in the telecommunications industry to our board and is an important resource on the management and operations of companies in the media and telecommunications sector.

Directors Whose Term Expires in 2012

  Donne F. Fisher

  •
  Professional Background:  Mr. Fisher has served as a director of our company since October 2001. Mr. Fisher has served as President of Fisher Capital Partners, Ltd., a venture capital partnership, since December 1991. Mr. Fisher also served as Executive Vice President of TCI from January 1994 to January 1996 and served as a consultant to TCI, including its successors AT&T Broadband LLC and Comcast Corporation, from 1996 to December 2005.

  •
  Other Public Company Directorships:  Mr. Fisher served as a director of General Communication, Inc. from 1980 to December 2005 and as a director of LMI from May 2004 to June 2005. Mr. Fisher was also Chairman of the Board of General Communication, Inc. from June 2002 to December 2005.

  •
  Age:  73

  •
  Board Membership Qualifications:  Mr. Fisher brings extensive industry experience to our board and a critical perspective on our business, having held several executive positions over many years with TCI, our former parent company. In addition, Mr. Fisher's financial expertise includes a focus on venture capital investment, which is different from the focus of our other board members and helpful to our board in formulating investment objectives and determining the growth potential of businesses both within our company and those that the board evaluates for investment purposes.

  Gregory B. Maffei

  •
  Professional Background:  Mr. Maffei has served as a director of our company since November 2005, and as our Chief Executive Officer and President since February 2006. He also served as our CEO-Elect from November 2005 through February 2006. Prior to joining our company, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation during 2005 and as Chairman and Chief Executive Officer of 360networks Corporation from 2000 until 2005. Previously, Mr. Maffei was the Chief Financial Officer of Microsoft Corporation from 1997 to 2000.

  •
  Other Public Company Directorships:  Mr. Maffei has served as a director of Electronic Arts, Inc. since June 2003, as a director of Zillow, Inc. since May 2005, as a director of Sirius XM Radio Inc. (Sirius) since March 2009, and as a director of Live Nation Entertainment, Inc. (Live Nation) since February 2011. Mr. Maffei served as a director of DIRECTV from November 2009 to June 2010 and as a director of its predecessor, The DirecTV Group, Inc. (DTVG), from February 2008 to November 2009. Mr. Maffei served as a director of Expedia, Inc. from 1999 to 2003, and as a director of Starbucks Corporation from 1999 to 2006. Mr. Maffei was also Chairman of the Board of Expedia, Inc. from 1999 to 2002.

  •
  Age:  51

  •
  Board Membership Qualifications:  Mr. Maffei brings to our board significant financial and operational experience based on his senior policy making positions at our company, Oracle, 360networks and Microsoft and his other public company board experience. He provides our board with an executive and leadership perspective on the operations and management of large public companies and risk management principles.

  M. LaVoy Robison

  •
  Professional Background:  Mr. Robison has served as a director of our company since June 2003. Mr. Robison served as the executive director of The Anschutz Foundation, a private foundation, from January 1998 to November 2010, and has served as a board member of this foundation since January 1998. Prior to that position, he was a partner for over 25 years with KPMG, having served at one point as that firm's audit partner for our former parent TCI.

  •
  Other Public Company Directorships:  Mr. Robison has served as a director of Discovery Communications, Inc. (Discovery) since September 2008 and served as a director of its predecessor Discovery Holding Company (DHC) from May 2005 to September 2008. Mr. Robison served as a director of LMI from June 2004 to June 2005.

  •
  Age:  75

  •
  Board Membership Qualifications:  Mr. Robison brings to our board extensive experience in public accounting and auditing, having spent more than two decades as a partner with KPMG and its predecessor Peat, Marwick, Mitchell & Co., including serving as an SEC reviewing partner. He provides our board with an executive and leadership perspective on financial reporting and accounting oversight of large public companies.

Directors Whose Term Expires in 2013

  Robert R. Bennett

  •
  Professional Background:  Mr. Bennett has served as a director of our company since September 1994. Mr. Bennett serves as Managing Director of Hilltop Investments LLC, a private investment company. Mr. Bennett served as the Chief Executive Officer of our company from April 1997 to August 2005 and its President from April 1997 to February 2006 and held various executive positions with our company from 1994 to 1997.

  •
  Other Public Company Directorships:  Mr. Bennett has served as a director of Discovery since September 2008 and served as a director of DHC from May 2005 to September 2008. Mr. Bennett also served as a director of LMI, from March 2004 through June 2005, as a director of UnitedGlobalCom, Inc. (UGC), now a subsidiary of LGI, from January 2002 to June 2005 and as a director of OpenTV Corp. from August 2002 to January 2007. Mr. Bennett has served as a director of Sprint Nextel Corporation since October 2006 and Demand Media, Inc. since January 2011.

  •
  Age:  53

  •
  Board Membership Qualifications:  Mr. Bennett brings to our board in-depth knowledge of the media and telecommunications industry generally and our company specifically. He has experience in significant leadership positions with our company, especially as a past CEO and President, and provides our company with strategic insights. Mr. Bennett also has an in-depth understanding of finance, and has held various financial management positions during the course of his career.

  M. Ian G. Gilchrist

  •
  Professional Background:  Mr. Gilchrist has served as a director of our company since July 2009. Mr. Gilchrist held various officer positions including Managing Director at Citigroup/Salomon Brothers from 1995 to 2008, CS First Boston Corporation from 1988 to 1995, and Blyth Eastman Paine Webber from 1982 to 1988 and served as a Vice President of Warburg Paribas Becker Incorporated from 1976 to 1982. Previously, he worked in the venture capital field and as an investment analyst.

  •
  Other Public Company Directorships:  None.

  •
  Age:  61

  •
  Board Membership Qualifications:  Mr. Gilchrist's field of expertise is in the media and telecommunications sector, having been involved with companies in this industry during much of his 32 years as an investment banker. Mr. Gilchrist brings to our board significant financial expertise and a unique perspective on our company and industry. He is also an important resource on the financial service firms that we engage from time to time.

  John C. Malone

  •
  Professional Background:  Mr. Malone has served as the Chairman of the Board and a director of our company since its inception in 1994. Mr. Malone also served as our Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of TCI, a cable television company that was our former parent company, from November 1996 until

    March 1999, when it was acquired by AT&T, and as Chief Executive Officer of TCI from January 1994 to March 1997.

  •
  Other Public Company Directorships:  Mr. Malone has served as Chairman of the Board of LGI since June 2005. Previously, he served as Chairman of the Board of LGI's predecessor, LMI, from March 2004 to June 2005, as Chairman of the Board of DIRECTV from November 2009 to June 2010 and as Chairman of the Board of DIRECTV's predecessor, DTVG, from February 2008 to November 2009. He has served as a director of Discovery since September 2008 and served as Chairman of the Board of its predecessor, DHC, from March 2005 to September 2008, and as a director of DHC from May 2005 to September 2008. Mr. Malone served as a director of UGC from January 2002 to June 2005. Mr. Malone has served as a director of (i) Expedia, Inc. since August 2005, (ii) Sirius since April 2009, and (iii) Ascent Media Corporation since January 2010. Mr Malone served as a director of (i) Live Nation from January 2010 to February 2011, (ii) InterActiveCorp from May 2006 to June 2010, (iii) the Bank of New York Company, Inc. from June 2005 to April 2007 and (iv) Cablevision Systems Corp. from March 2005 to June 2005.

  •
  Age:  70

  •
  Board Membership Qualifications:  Mr. Malone, as President of TCI, co-founded our company and is considered one of the preeminent figures in the media and telecommunications industry. He is well known for his sophisticated problem solving and risk assessment skills.

  Andrea L. Wong

  •
  Professional Background:  Ms. Wong has served as a director of our company since April 2010. Ms. Wong served as President and CEO of Lifetime Entertainment Services from 2007 to April 2010. She previously served in a variety of roles with ABC, Inc., a subsidiary of The Walt Disney Company, from 1993 to 2007, most notably as an Executive Vice President from 2003 to 2007. Previously, she worked in the areas of corporate planning and high-yield finance. Ms. Wong serves on the advisory boards of several media and entertainment societies and organizations.

  •
  Other Public Company Directorships:  None.

  •
  Age:  44

  •
  Board Membership Qualifications:  Ms. Wong brings to our board significant experience in the media and entertainment industry, having an extensive background in media programming across a variety of platforms, as well as executive and leadership experience with the management and operation of companies in the entertainment sector. Her experience with programming development, brand enhancement and marketing brings a pragmatic and unique perspective to our board. Her professional expertise, combined with her continued involvement in the media and entertainment industry, makes her a valuable member of our board.

Vote and Recommendation

        A plurality of the affirmative votes of the outstanding shares of our common stock that are entitled to vote at the annual meeting and are voted in person or by proxy, voting together as a single class, is required to elect each of Dr. Malone and Messrs. Rapley and Romrell as Class I members of our board of directors.

        Our board of directors unanimously recommends a vote "FOR" the election of each nominee to our board of directors.

PROPOSAL 2—THE SAY-ON-PAY PROPOSAL

        We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as described below in accordance with recently adopted amendments to Section 14A of the Securities Exchange Act of 1934 (the Exchange Act). This advisory vote is often referred to as the "say-on-pay" vote and allows our stockholders to express their views on the overall compensation paid to our named executive officers. Our company values the views of its stockholders and is committed to excellence in the design and effectiveness of our company's executive compensation program.

        We are seeking stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules, which include the disclosures under "Compensation Discussion and Analysis," the compensation tables (including all related footnotes) and any additional narrative discussion of compensation included herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices with respect to their compensation, each as described in this proxy statement. Stockholders are encourage to read the "Compensation Discussion and Analysis" section of this proxy statement, which provides an overview of our company's executive compensation policies and procedures, and how they operate and are designed to achieve the performance objectives of our company and of each of our named executive officers individually.

        In accordance with the recently adopted amendments to Section 14A of the Exchange Act, our board of directors is asking stockholders to approve the following advisory resolution at the 2011 Annual Meeting of Stockholders:

    "RESOLVED, that the stockholders of Liberty Media Corporation hereby approve, on an advisory basis, the compensation paid to our company's named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion."

Advisory Vote

        Although this vote is advisory and non-binding on our board of directors and our company, our board of directors and the compensation committee, which is responsible for designing and administering our company's executive compensation program, value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation policies and decisions for named executive officers.

Vote and Recommendation

        This advisory resolution will be considered approved if it receives the affirmative vote of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

        Our board of directors recommends a vote "FOR" the approval of the say-on-pay proposal.

PROPOSAL 3—THE SAY-ON-FREQUENCY PROPOSAL

        In accordance with the requirements of Section 14A of the Exchange Act and related rules of the SEC, we are submitting for stockholder consideration a separate resolution for an advisory vote as to whether a stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

        After consideration, our board of directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate policy for us.

        Our board of directors believes an advisory vote every three years would allow stockholders to focus on overall compensation objectives rather than the details of individual compensation decisions. Doing so would be compatible with our compensation philosophy which focuses on compensating our executives in a way that ensures that they have a continuing stake in our long-term success. An advisory vote every three years would allow stockholders to consider the achievement of performance objectives by our executives that focus on mid- to long-term strategies as opposed to immediate results and would allow stockholders to engage in more thoughtful analysis of our company's executive compensation program by providing more time between votes. As a result, our board of directors recommends a vote for the holding of advisory votes on named executive officer compensation every three years.

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstaining from voting when you vote in response to the following resolution:

    "RESOLVED, that the option of once every one year, two years or three years that receives a majority of the affirmative votes cast for this resolution will be determined to be the frequency for the advisory vote on the compensation of the named executive officers as disclosed pursuant to the SEC's compensation disclosure rules that has been selected by Liberty Media Corporation's stockholders."

Vote and Recommendation

        Stockholders will be able to cast their vote for one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not being asked to vote to approve or disapprove our board of director's recommendation.

        If one of the frequencies receives the affirmative vote of a majority of the votes cast on the say-on-frequency proposal by the holders of shares of our common stock that are present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, the frequency receiving such majority vote will be the frequency selected by our board of directors for future executive compensation votes. If no frequency receives the requisite majority, our board of directors will carefully consider the outcome of the vote and decide the frequency at which future advisory votes on executive compensation will be held.

        Our board of directors recommends that stockholders vote FOR "Three Years" with respect to the frequency with which stockholders are provided an advisory vote on the compensation paid to our named executive officers.

 PROPOSAL 4—THE DIRECTOR PLAN PROPOSAL

Liberty Media Corporation 2011 Nonemployee Director Incentive Plan

        General.    The following is a description of the material provisions of the Liberty Media Corporation 2011 Nonemployee Director Incentive Plan (the incentive plan). The summary that follows is not intended to be complete, and we refer you to the copy of the incentive plan set forth as Annex A to this proxy statement for a complete statement of its terms and provisions.

        The incentive plan is administered by the full board of directors. The board has the full power and authority to grant eligible nonemployee directors the awards described below and determine the terms and conditions under which any awards are made, and may delegate certain administrative duties to our employees.

        Under the incentive plan, the board may grant stock options, stock appreciation rights (SARs), restricted shares, restricted stock units, any combination of the foregoing or cash under the incentive plan, and nonemployee directors may elect to receive stock in lieu of cash compensation otherwise payable to the director (collectively, awards). Only nonemployee members of our board of directors are eligible to receive awards under the incentive plan. The maximum number of shares of any series of our common stock with respect to which awards may be issued under the incentive plan is 1,000,000 subject to anti-dilution and other adjustment provisions under the incentive plan.

        The incentive plan is substantially similar to the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007) (the current director incentive plan). The maximum number of shares of our common stock with respect to which awards could be granted under the current director incentive plan is expected to be depleted soon and the current director incentive plan is set to expire in June 2012. Accordingly, the adoption of the incentive plan will enable us to continue to grant incentive awards to eligible recipients.

        Shares of our common stock will be made available from either our authorized but unissued shares or shares that have been issued but reacquired by our company, including shares purchased in the open market. Shares of our common stock that are subject to (1) any award that expires, terminates or is annulled for any reason without having been exercised, (2) any award of any SARs the terms of which provide for settlement in cash, and (3) any award of restricted shares or restricted stock units that shall be forfeited prior to becoming vested, will once again be available for issuance under the incentive plan. Shares of our common stock that are (i) not issued or delivered as a result of the net settlement of an outstanding option or SAR, (ii) used to pay the purchase price or withholding taxes relating to an outstanding award, or (iii) repurchased in the open market with the proceeds of an option purchase price will not be again made available for issuance under the incentive plan.

        Subject to the provisions of the incentive plan, the board of directors will be authorized to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the incentive plan and to take such other action in connection with or in relation to the incentive plan as it deems necessary or advisable.

        Options.    Non-qualified stock options awarded under the incentive plan will entitle the holder to purchase a specified number of shares of a series of our common stock at a specified exercise price subject to the terms and conditions of the applicable option grant. The exercise price of an option awarded under the incentive plan may be no less than the fair market value of the shares of the applicable series of our common stock as of the day the option is granted. The board of directors will determine, and each individual award agreement will provide, (1) the series and number of shares of our common stock subject to the option, (2) the per share exercise price, (3) whether that price is payable in cash, by check, by promissory note (to the extent permissible under applicable law), in whole shares of any series of our common stock, by the withholding of shares of our common stock issuable upon exercise of the option, by cashless exercise, or any combination of the foregoing, (4) other terms and conditions of exercise, (5) restrictions on transfer of the option and (6) other provisions not inconsistent with the incentive plan. Options granted under the incentive plan will generally be non-transferable, except as permitted by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

        Stock Appreciation Rights.    A SAR awarded under the incentive plan entitles the recipient to receive a payment in stock or cash equal to the excess of the fair market value (on the day the SAR is exercised) of a share of the applicable series of our common stock with respect to which the SAR was granted over the base price specified in the grant. A SAR may be granted to an option holder with respect to all or a portion of the shares of our common stock subject to a related stock option (a tandem SAR) or granted separately to an eligible nonemployee director (a free-standing SAR). Tandem SARs are exercisable only at the time and to the extent that the related stock option is exercisable. Upon the exercise or termination of the related stock option, the related tandem SAR will be automatically cancelled to the extent of the number of shares of our common stock with respect to which the related stock option was so exercised or terminated. The base price of a tandem SAR is equal to the exercise price of the related stock option. Free-standing SARs are exercisable at the time and upon the terms and conditions provided in the relevant agreement. The base price of a free-standing SAR may be no less than the fair market value of a share of the applicable series of our common stock as of the day the SAR is granted. SARs granted under the incentive plan will generally be non-transferable, except as permitted by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

        Restricted Shares and Restricted Stock Units.    Restricted shares are shares of our common stock that become vested and may be transferred upon completion of the restriction period. The board of directors will determine, and each individual award agreement will provide, (1) the price, if any, to be paid by the recipient of the restricted shares, (2) whether dividends or distributions paid with respect to restricted shares will be retained by us during the restriction period (retained distributions), (3) whether the holder of the restricted shares may be paid a cash amount any time after the shares become vested, (4) the vesting date or vesting dates (or basis of determining the same) for the award and (5) other terms and conditions of the award. The holder of an award of restricted shares, as the registered owner of such shares, may vote the shares.

        A restricted stock unit is a unit evidencing the right to receive, in specified circumstances, one share of the specified series of our common stock, or its cash equivalent, subject to a restriction period or forfeiture conditions. The board of directors will be authorized to award restricted stock units based upon the fair market value of shares of any series of our common stock under the incentive plan. The board of directors will determine, and each individual award agreement will provide, the terms, conditions, restrictions, vesting requirements and payment rules for awards of restricted stock units, including whether the holder will be entitled to dividend equivalent payments with respect to the restricted stock units. Restricted stock units will be issued at the beginning of the restriction period and holders will not be entitled to shares of our common stock covered by restricted stock unit awards until such shares are issued to the holder at the end of the restriction period. Awards of restricted stock units or the common stock covered thereunder may not be transferred, assigned or encumbered prior to the date on which such shares are issued or as provided in the relevant award agreement.

        Upon the applicable vesting date, all or the applicable portion of restricted shares or restricted stock units will vest, any retained distributions or unpaid dividend equivalents with respect to the restricted shares or restricted stock units will vest to the extent that the awards related thereto have vested, and any cash amount to be received by the holder with respect to the restricted shares or restricted stock units will become payable, all in accordance with the terms of the individual award agreement. The board of directors may permit a holder to elect to defer delivery of any restricted shares or restricted stock units that become vested and any related cash payments, retained distributions or dividend equivalents, provided that such deferral elections are made in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the Code).

        Stock in Lieu of Cash Compensation.    Nonemployee directors are entitled to certain cash fees for their service on our board of directors. These fees are generally paid quarterly in cash. Under the incentive plan, nonemployee directors may elect to receive shares of our common stock in lieu of all or a portion of their cash compensation. If a director has made an election to receive stock, then at the end of the quarter for which the fees are otherwise payable, the cash compensation will be converted into a number of shares of one or more series of our common stock based on the fair market value of the applicable series of our common stock on the last day of the quarter if such day is a trading day, or, if the last day of the quarter is not a trading day, on the first trading day following the close of the quarter. If on the date on which the shares would otherwise be purchased for the director there is a legal or exchange requirement that would prevent such purchase (such as a blackout period imposed under the recent Sarbanes-Oxley Act of 2002), then such purchase would be made on the first trading day after such restrictions are lifted. See "Director Compensation" for more information regarding director fees.

        A director's election to receive stock in lieu of cash must be made within a specified period prior to the end of the calendar quarter for which the fees will be earned and may be subject to conditions specified by our board, in its sole discretion. Once an election is made with respect to a particular calendar quarter, it may not be withdrawn or substituted unless our board determines, in its sole discretion, that the withdrawal or substitution is occasioned by an extraordinary or unanticipated event.

        Awards Generally.    Awards under the incentive plan may be granted either individually, in tandem or in combination with each other. Where applicable, the securities underlying, or relating to, awards granted under the incentive plan may be shares of LCAPA, LCAPB, LINTA, LINTB, LSTZA and LSTZB as provided in the relevant grant, the closing prices of which shares were $84.08, $80.93, $16.42, $16.54, $75.78 and $75.15, respectively, on July 20, 2011. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the incentive plan), options and SARs will become immediately exercisable, and the restrictions on restricted shares and restricted stock units will lapse, unless individual agreements state otherwise. At the time an award is granted, the board of directors will determine, and the relevant agreement will provide for, any vesting or early termination, upon a holder's termination of service with our company, of any unvested options, SARs, restricted stock units or restricted shares and the period during which any vested options and SARs must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder's service terminates by reason of death or disability (as defined in the incentive plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder's service for "cause" (as defined in the incentive plan) will result in the immediate termination of all options and SARs and the forfeiture of all rights to any restricted shares, restricted stock units, retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder's service terminates due to death or disability, options and SARs will become immediately exercisable, and the restrictions on restricted shares and restricted stock units will lapse and become fully vested, unless individual agreements state otherwise.

        Amendment and Termination.    The incentive plan will terminate on the fifth anniversary of the effective date of the incentive plan, unless earlier terminated by the board of directors. The board of directors may suspend, discontinue, modify or amend the incentive plan at any time prior to its termination, except that outstanding awards may not be amended to reduce the purchase or base price of outstanding options or SARs. However, before an amendment may be made that would adversely affect a participant who has already been granted an award, the participant's consent must be obtained, unless the change is necessary to comply with Section 409A of the Code.

Federal Income Tax Consequences of Awards Granted under the Incentive Plan

  Consequences to Participants

        The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the incentive plan and with respect to the sale of any shares of our common stock acquired under the incentive plan. This general summary does not purport to be complete, does not describe any state, local or non-U.S. tax consequences, and does not address issues related to the tax circumstances of any particular recipient of an award under the incentive plan.

        Non-Qualified Stock Options; SARs.    Holders will not realize taxable income upon the grant of a non-qualified stock option or a SAR. Upon the exercise of a non-qualified stock option or a SAR, the holder will recognize ordinary income in an amount equal to the excess of (1) the fair market value on the date of exercise of the shares received over (2) the exercise price or base price (if any) he or she paid for the shares. The holder will generally have a tax basis in any shares of our common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. The disposition of the shares of our common stock acquired upon exercise of a non-qualified stock option will ordinarily result in capital gain or loss. We are entitled to a deduction in an amount equal to the income recognized by the holder upon the exercise of a non-qualified stock option or SAR.

        Under current rulings, if a holder transfers previously held ordinary shares in satisfaction of part or all of the exercise price of a non-qualified stock option, the holder will recognize income with respect to the shares received, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the non-qualified stock option exercise price. Moreover, that number of shares received upon exercise that equals the number of previously held shares surrendered in satisfaction of the non-qualified stock option will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares surrendered in satisfaction of the non-qualified stock option exercise price. Any additional shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the holder, plus, the amount of ordinary income recognized by the holder with respect to the shares received.

        Cash Awards; Restricted Stock Units; Restricted Shares.    A holder will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the holder to draw upon it, and we will have a corresponding deduction for federal income tax purposes. A holder will not have taxable income upon the grant of a restricted stock unit but rather will generally recognize ordinary compensation income at the time the award vests in an amount equal to the fair market value of the shares received, at which time we will have a corresponding deduction for federal income tax purposes.

        Generally, a holder will not recognize taxable income upon the grant of restricted shares, and we will not be entitled to any federal income tax deduction upon the grant of such award. The value of the restricted shares will generally be taxable to the holder as compensation income in the year or years in which the restrictions on the shares of common stock lapse. Such value will equal the fair market value of the shares on the date or dates the restrictions terminate. A holder, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the shares subject to the restricted share award on the date of such grant as compensation income in the year of the grant of the restricted share award. The holder must make such an election pursuant to Section 83(b) of the Code within 30 days after the date of grant. If such an election is made and the holder later forfeits the restricted shares to us, the holder will not be allowed to deduct, at a later date, the amount such holder had earlier included as compensation income. In any case, we will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the holder's income in the year in which that amount is so included.

        Dividends equivalents that are received by a holder prior to the time that the restricted shares are taxed to the holder under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a holder in the shares of our common stock received will equal the amount recognized by the holder as compensation income under the rules described in the preceding paragraph, and the holder's holding period in such shares will commence on the date income is so recognized.

        Stock in Lieu of Cash Compensation.    A director will recognize ordinary income on the acquisition of shares in lieu of cash compensation in an amount equal to the fair market value of the shares received. On a subsequent sale or disposition, the director will recognize capital gain or loss in a manner similar to that described in the previous paragraph.

        Consequences to Our Company.    The grant of an award under the incentive plan will have no tax consequences to our company, except in the case of shares received in lieu of cash compensation, in which case our company will be entitled to a deduction equal to the value of the shares delivered to the director. Moreover, in general, the sale of any common stock acquired under the incentive plan will not have any tax consequences to our company. We generally will be entitled to a business expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the incentive plan, including in connection with the vesting of an award of restricted shares or restricted stock units or as the result of the exercise of a nonqualified stock option or SAR.

        Code Section 409A.    Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the advance election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant's income. We intend to structure awards under the incentive plan in a manner that is designed to be exempt from or comply with Section 409A of the Code.

New Plan Benefits

        Due to the nature of the incentive plan and the discretionary authority afforded the board of directors in connection with the administration thereof, we cannot determine or predict the value, number or type of awards to be granted pursuant to the incentive plan.

Vote and Recommendation

        The affirmative vote of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the director plan proposal.

        Our board of directors unanimously recommends a vote "FOR" the approval of the Liberty Media Corporation 2011 Nonemployee Director Incentive Plan.

PROPOSAL 5—THE NAME CHANGE PROPOSAL

        On July 11, 2011, our board of directors adopted a resolution approving and declaring advisable an amendment to Article I of our Restated Certificate of Incorporation (our charter) to change the name of our company to "Liberty Interactive Corporation" in connection with the completion of the previously announced redemption of all of the outstanding shares of our Liberty Capital and Liberty Starz tracking stocks (the Split-Off). This change is subject to the approval of our stockholders.

        Following the Split-Off, our corporation, through its ownership of interests in subsidiaries and other companies, will be primarily engaged in the video and online commerce industries in North America, Europe and Asia, as it will hold all of the businesses, assets and liabilities currently attributed to our company's Liberty Interactive tracking stock group, while the Split-Off entity (currently named Liberty CapStarz, Inc.) will hold all of the businesses, assets and liabilities currently attributed to our Liberty Capital and Liberty Starz tracking stock groups. Our board of directors believes that, in light of the businesses, assets and liabilities that will comprise our company following the Split-Off, the name change is appropriate, as "Liberty Interactive Corporation" will reflect the operating activities of our company and its long-term strategic focus better than our current name.

        If our stockholders approve this proposed amendment to our charter, the name change will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware which we anticipate will occur in connection with the closing of the Split-Off. In addition, and subject to our stockholders' approval of the name change, our board of directors has decided to rename the entity to be separated in the Split-Off as "Liberty Media Corporation," which we anticipate would occur immediately following the change of our company name. Although we expect the Split-Off to occur in September 2011, it remains subject to certain conditions, including the receipt of a non-appealable, final judgment that the Split-Off will not constitute a disposition of all or substantially all the assets of our subsidiary Liberty Media LLC under the terms of an indenture governing that subsidiary's public indebtedness. If the Split-Off is not completed for any reason, we will not implement the name change contemplated by this proposal.

        Our board of directors is asking stockholders to approve the following resolution at the 2011 Annual Meeting of Stockholders:

    "RESOLVED, that the Restated Certificate of Incorporation of Liberty Media Corporation shall be amended by deleting from the Restated Certificate of Incorporation, in its entirety, Article I, Name, and substituting in place thereof the following:

ARTICLE I

NAME

    The name of the corporation is 'Liberty Interactive Corporation."'

Vote and Recommendation

        Approval of the name change proposal requires the affirmative vote of a majority of the aggregate voting power of the shares of our common stock outstanding on the record date, voting together as a single class.

        Our board of directors unanimously recommends a vote "FOR" the name change proposal.

 PROPOSAL 6—THE AUDITORS RATIFICATION PROPOSAL

        We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2011.

        Even if the selection of KPMG LLP is ratified, the audit committee of our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2011.

        A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees and All Other Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2010 and 2009, and fees billed for other services rendered by KPMG LLP:

	2010	2009
Audit fees	$5,039,000	5,268,000
Audit related fees(1)	273,000	923,000

Audit and audit related fees	5,312,000	6,191,000
Tax fees(2)	648,000	1,254,000
Total fees	$5,960,000	7,445,000

(1)
Audit related fees consist of professional consultations with respect to accounting issues affecting our financial statements, reviews of registration statements and issuance of consents, due diligence related to potential business combinations and audits of financial statements of certain employee benefits plans.

(2)
Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

        Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):

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  audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with our periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents), (iii) attestations of our management's reports on internal controls and (iv) consultations with management as to accounting or reporting of transactions;

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  audit related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of our consolidated financial statements and (v) closing balance sheet audits related to dispositions; and

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  tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

        Notwithstanding the foregoing general pre-approval, if an individual project involving the provision of pre-approved services is expected to result in fees in excess of $100,000, or if individual projects under $100,000 are expected to total $500,000 during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Donne F. Fisher currently serves as the chairman of our audit committee. In addition, the independent auditor is required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee.

        Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

        All services provided by our independent auditor during 2010 were approved in accordance with the terms of the policy.

Vote and Recommendation

        The affirmative vote of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the auditors ratification proposal.

        Our board of directors unanimously recommends a vote "FOR" the auditors ratification proposal.

 MANAGEMENT AND GOVERNANCE MATTERS

Executive Officers

        The following lists the executive officers of our company (other than Gregory B. Maffei, our President and Chief Executive Officer, and John C. Malone, our Chairman of the Board, who also serve as directors of our company and who are listed under "Proposals of Our Board—Proposal 1—The Election of Directors Proposal"), their ages and a description of their business experience, including positions held with our company. All positions referenced in the table below with our company include, where applicable, positions with our predecessors.

Name	Positions
Charles Y. Tanabe Age: 59	Executive Vice President of our company since January 2007 and the General Counsel of our company since January 1999. A Senior Vice President of our company from January 1999 to December 2006, and the Secretary of our company from April 2001 to December 2007.
David J.A. Flowers Age: 57

A Senior Vice President of our company since October 2000 and the Treasurer of our company since April 1997. Vice President of our company from June 1995 to October 2000. Mr. Flowers has served as a director of the Interval Leisure Group, Inc. since 2008 and Sirius since April 2009.

Albert E. Rosenthaler Age: 51	A Senior Vice President of our company since April 2002.
Christopher W. Shean Age: 46	A Senior Vice President of our company since January 2002 and the Controller of our company since October 2000. A Vice President of our company from October 2000 to January 2002.

        Our executive officers will serve in such capacities until the next annual meeting of our board of directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption, other than Evan D. Malone who is the son of John C. Malone.

        During the past ten years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

        Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year, or written representations that no Forms 5 were required, we believe that, during the year ended December 31, 2010, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met, except that one Form 5 report reporting one transaction was omitted to be filed by Gregory B. Maffei, our President and Chief Executive Officer.

 Code of Ethics

        We have adopted a code of ethics that applies to all of our employees, directors and officers, which constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at www.libertymedia.com.

Director Independence

        It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board of directors in determining which of our directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board of directors follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence.

        Our board of directors has determined that each of Donne F. Fisher, M. Ian G. Gilchrist, David E. Rapley, M. LaVoy Robison, Larry E. Romrell and Andrea L. Wong qualifies as an independent director of our company.

Board Composition

        As described above under "Proposals of Our Board—Proposal 1—The Election of Directors Proposal", our board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, science and technology, venture capital, investment banking, auditing and financial engineering. Our board is also chronologically diverse with our members' ages spanning four decades. For more information on our policies with respect to board candidates, see "—Committees of the Board of Directors—Nominating and Corporate Governance Committee" below.

Board Leadership Structure

        Our board has separated the positions of Chairman of the Board and Chief Executive Officer (principal executive officer). John C. Malone, one of our largest stockholders, holds the position of Chairman, leads our board and board meetings and provides strategic guidance to our Chief Executive Officer. Gregory B. Maffei, our President, holds the position of Chief Executive Officer, leads our management team and is responsible for driving the performance of our company. We believe this division of responsibility effectively assists our board in fulfilling its duties.

Board Role in Risk Oversight

        The board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. Our audit committee oversees management of financial risks and risks relating to potential conflicts of interest. Our compensation committee is responsible for overseeing the management of risks relating to our compensation arrangements, and our nominating and corporate governance committee manages risks associated with the independence of the board. These committees then provide reports periodically to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. Our management reporting processes include regular reports from our Chief Executive Officer, which are prepared with input from our senior management team, and includes input from our Internal Audit group.

 Committees of the Board of Directors

  Executive Committee

        Our board of directors has established an executive committee, whose members are John C. Malone, Gregory B. Maffei and Robert R. Bennett. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.

  Compensation Committee

        Our board of directors has established a compensation committee, whose chairman is M. Ian G. Gilchrist and whose other members are Donne F. Fisher, David E. Rapley and Andrea L. Wong. See "—Director Independence" above.

        The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers. The compensation committee also reviews and approves the compensation of all officers of our company at the level of senior vice president or above, including our Chief Executive Officer. For a description of our processes and policies for consideration and determination of executive compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see "Executive Compensation—Compensation Discussion and Analysis."

        Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.libertymedia.com.

  Compensation Committee Report

        The compensation committee has reviewed and discussed with our management the "Compensation Discussion and Analysis" included under "Executive Compensation" below. Based on such review and discussions, the compensation committee recommended to our board of directors that the "Compensation Discussion and Analysis" be included in this proxy statement.

Submitted by the Members of the Compensation Committee M. Ian G. Gilchrist Donne F. Fisher David E. Rapley Andrea L. Wong

  Compensation Committee Interlocks and Insider Participation

        No member of our compensation committee is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.

  Nominating and Corporate Governance Committee

        Our board of directors has established a nominating and corporate governance committee, whose chairman is David E. Rapley and whose other members are M. Ian G. Gilchrist, Larry E. Romrell and Andrea L. Wong. See "—Director Independence" above.

        The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees the evaluation of our board and management.

        The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such nominations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Corporate Secretary, Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under "Stockholder Proposals" below, and contain the following information:

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  the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our common stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

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  the candidate's name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate's qualifications, as described below;

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  a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner and any other person(s) (including their names) under which the proposing stockholder is making the nomination;

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  a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

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  any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

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  a representation as to whether the proposing stockholder intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

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  a representation that the proposing stockholder is a holder of record of our common stock entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

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  a signed consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

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  a representation as to whether the proposing stockholder has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Stockholder Associated Person) (including the details of such assistance, funding or consideration); and

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  a representation as to whether and the extent to which any hedging, derivative or other transactions has been entered into with respect to our company within the last six months by, or is in effect with respect to, the proposing stockholder, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the proposing stockholder, its nominee, or any such Stockholder Associated Person.

        In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

        To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. However, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

  •
  independence from management;

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  his or her unique background, including education, professional experience and relevant skill sets;

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  judgment, skill, integrity and reputation;

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  existing commitments to other businesses as a director, executive or owner;

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  personal conflicts of interest, if any; and

  •
  the size and composition of the existing board of directors, including whether the potential director nominee would positively impact the composition of the board by bringing a new perspective or viewpoint to the board of directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our board and the nominating and corporate governance committee believe that it is essential that our board members represent diverse viewpoints.

        When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our board of directors, it may recommend to the full board that candidate's nomination and election.

        Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director's past attendance at, and participation in, meetings of the board of directors and its committees and the director's formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

        The members of our nominating and corporate governance committee have determined that Messrs. Rapley, Romrell and Malone, who are nominated for election at the annual meeting, continue to be qualified to serve as directors of our company and such nomination was approved by the entire board of directors.

        Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board of directors has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. The charter and the corporate governance guidelines are available on our website at www.libertymedia.com.

  Audit Committee

        Our board of directors has established an audit committee, whose chairman is Donne F. Fisher and whose other members are M. LaVoy Robison and Larry E. Romrell. See "—Director Independence" above.

        Our board of directors has determined that Mr. Robison is an "audit committee financial expert" under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee's functions include, among other things:

  •
  appointing or replacing our independent auditors;

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  reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

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  reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

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  reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

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  reviewing our management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

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  confirming compliance with applicable SEC and stock exchange rules; and

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  preparing a report for our annual proxy statement.

        Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.libertymedia.com.

  Audit Committee Report

        Each member of the audit committee is an independent director as determined by our board of directors, based on the listing standards of The Nasdaq Stock Market. Each member of the audit committee also satisfies the SEC's independence requirements for members of audit committees. M. LaVoy Robison is the company's "audit committee financial expert" under applicable SEC rules and regulations.

        The audit committee reviews our financial reporting process on behalf of our board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.

        Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management's assessment of the effectiveness of our internal control over financial reporting and KPMG's evaluation of the effectiveness of our internal control over financial reporting. Our audit committee has also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications With Audit Committees, plus the additional matters required to be discussed by the Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged with Governance, as modified or supplemented, including that firm's judgment about the quality of our accounting principles, as applied in its financial reporting.

        KPMG has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the audit committee concerning independence, and the audit committee has discussed with KPMG that firm's independence from the company and its subsidiaries.

        Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, which was filed on February 28, 2011 with the SEC.

Submitted by the Members of the Audit Committee Donne F. Fisher M. LaVoy Robison Larry E. Romrell

  Other

        Our board of directors, by resolution, may from time to time establish other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.

Board Meetings

        During 2010, there were 11 meetings of our full board of directors, 3 meetings of our executive committee, 9 meetings of our compensation committee, 2 meetings of our nominating and corporate governance committee and 5 meetings of our audit committee.

Director Attendance at Annual Meetings

        Our board of directors encourages all members of the board to attend each annual meeting of our stockholders. All but 2 of our board members then serving attended our 2010 annual meeting of stockholders.

Stockholder Communication with Directors

        Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.

Executive Sessions

        In 2010, the independent directors of our company, then serving, met at 3 executive sessions without management participation.

        Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Liberty Media Corporation, c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are Donne F. Fisher, M. Ian G. Gilchrist, David E. Rapley, M. LaVoy Robison, Larry E. Romrell and Andrea L. Wong.

 Risk Assessment in Compensation Programs

        Following the completion of a risk assessment of our compensation programs applicable to all employees, we have concluded that the design and operation of our compensation programs do not provide our employees with incentive to engage in business activities or other actions that would threaten the value of our company or the investment of our stockholders. We have also concluded that any risks associated with our compensation programs are not reasonably likely to have a material adverse effect on our company. This assessment consisted of a review of program policies and practices, determinations as to the sufficiency of risk identification, and determinations as to our ability to manage significant risks arising from such programs.

EXECUTIVE COMPENSATION

        This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to:

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  John C. Malone, our Chairman of the Board;

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  Gregory B. Maffei, our Chief Executive Officer and President;

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  David J.A. Flowers, our principal financial officer; and

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  Charles Y. Tanabe, Albert E. Rosenthaler and Christopher W. Shean, our three other most highly compensated executive officers at the end of 2010.

We collectively refer to these persons as our named executive officers.

Compensation Discussion and Analysis

  Compensation Overview; Philosophy

        The compensation committee of our board of directors has responsibility for establishing, implementing and regularly monitoring adherence to our compensation philosophy. That philosophy seeks to align the interests of the named executive officers with those of our stockholders, with the ultimate goal of appropriately motivating and rewarding our executives in an effort to increase stockholder value. To that end, the compensation packages provided to the named executive officers include both cash and stock-based incentive compensation, with an emphasis placed on performance-based compensation.

        The compensation committee seeks to formulate a compensation package for each named executive officer that is commensurate with the responsibilities and proven performance of that executive, and that is competitive relative to the compensation packages paid to similarly situated executives at companies in our reference group (as listed below). The compensation committee does not engage in any benchmarking analysis; rather, it is familiar with the range of total compensation paid by members of the peer group and uses this range as a guide to ensure that our named executive officers receive attractive compensation packages. The compensation committee believes that our compensation packages should assist our company in attracting key executives critical to our long-term success. Taking into account the general industry knowledge of the members of the compensation committee, including its knowledge of the executive compensation paid by the reference group companies, and the input of our Chief Executive Officer (with respect to the compensation packages for Messrs. Tanabe, Flowers, Rosenthaler and Shean), the compensation committee determined to provide each named executive officer (other than Mr. Malone) with a 2010 compensation package comprised primarily of a base salary, a performance-based bonus and equity incentive awards, weighted heavily toward the latter two compensation elements. Mr. Malone is compensated pursuant to the terms of his employment agreement. See "—Executive Compensation Arrangements—Malone Employment Agreement" below for more information.

  Role of Chief Executive Officer in Compensation Decisions

        Although the compensation package of each named executive officer is within the discretion of and determined by the compensation committee, recommendations are obtained from our Chief Executive Officer as to all elements of each named executive officer's compensation package (other than that of Messrs. Malone and Maffei). The Chief Executive Officer's recommendations are based on his evaluation of the performance and contributions of such other named executive officers, given their respective areas of responsibility. When making recommendations, the Chief Executive Officer considers various qualitative factors such as:

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  the named executive officer's experience and overall effectiveness;

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  the responsibilities of the named executive officer, including any changes to those responsibilities over the year;

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  the named executive officer's demonstrated leadership and management ability;

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  the named executive officer's compensation relative to other executives at our company with similar, greater or lesser responsibilities;

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  the named executive officer's compensation relative to compensation paid to similarly situated executives at companies within our reference group;

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  the named executive officer's years of service with us; and

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  the performance of any group for which the named executive officer is primarily responsible.

  Setting Executive Compensation

        In making its compensation decision for each named executive officer, the compensation committee considers the following:

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  each element of the named executive officer's historical compensation, including salary, bonus, equity compensation, perquisites and other personal benefits;

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  the financial performance of our company compared to internal forecasts and budgets;

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  the scope of the named executive officer's responsibilities;

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  the performance of the group reporting to the named executive officer;

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  as to each named executive officer (other than Messrs. Malone and Maffei), the performance evaluations and compensation recommendations given by our Chief Executive Officer; and

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  as to each named executive officer (other than Mr. Malone), compensation provided to similarly situated executives at companies within our reference group.

        As mentioned above, the compensation committee also considers the range of total compensation paid by members of our reference or peer group of companies and uses this range as a guide to ensuring that our named executive officers receive attractive compensation packages. This group of companies consists of publicly-traded media, telecommunications and entertainment companies and includes companies that we may compete with for executive talent and stockholder investment. This reference group also includes companies in those industries that are similar to our company in size and complexity of operations. Companies included in our reference group are:

Cablevision Systems Corporation	News Corporation
CBS Corporation	priceline.com Incorporated
Comcast Corporation	Scripps Networks Interactive, Inc.
Discovery Communications, Inc.	Sirius XM Radio Inc.
DIRECTV (f/k/a The DirecTV Group, Inc.)	Time Warner Inc.
Dreamworks Animation SKG, Inc.	Time Warner Cable Inc.
Expedia, Inc.	Viacom Inc.
IAC/InterActiveCorp	The Walt Disney Company
Liberty Global, Inc.

        Although the compensation committee considers the compensation packages awarded by these companies, the compensation committee makes adjustments to these packages based on qualitative factors, such as:

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  the size, scope and complexity of the businesses of the companies in our reference group;

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  the cost of living and other factors related to the geographic location of these companies; and

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  the compensation philosophy of the particular company, including any policies relating to compensation of founders or others with substantial personal wealth.

        In addition, the compensation committee recognizes that comparisons based on the roles performed by the named executive officers of companies in our reference group and roles performed by the named executive officers may be difficult to draw. That difficulty is attributable, at least in part, to the fact that none of the named executive officers has the title of chief operating officer or chief financial officer, two positions commonly held by named executive officers of other companies. That difficulty is further pronounced when considering those companies in our reference group whose management has direct responsibility for operating businesses, because their named executive officers have responsibilities different from those of the named executive officers. As a result, the compensation committee does not seek to compare each element of our named executive officers' compensation packages to those provided by our peer group. Rather, the peer group data is merely used as a guide for industry practice on the basis of total compensation paid. At times, total compensation, or any specific element thereof, payable to our named executive officers may exceed that of our peer group or may be less than that of our peer group. For example, the multi-year incentive awards discussed below are not comparable to the incentive awards generally paid by the members of our peer group. See "—Elements of 2010 Executive Compensation—Equity Incentive Compensation" below for a discussion of these awards. As a general matter, however, the compensation committee believes in weighing equity incentive compensation more heavily than cash compensation, which is a practice that may not be consistently followed by our peer group.

  Elements of 2010 Executive Compensation

        For 2010 the principal components of compensation for the named executive officers (other than Mr. Malone) were:

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  base salary;

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  a performance-based bonus, payable in cash;

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  in the case of Mr. Flowers, a one-time cash bonus;

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  stand-alone equity incentive grants; and

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  perquisites and other limited personal benefits.

        Base Salary.    The compensation committee reviews the base salaries of the named executive officers on an annual basis (other than Mr. Malone and Mr. Maffei, who are compensated pursuant to their respective employment agreements), as well as at the time of any change in responsibilities. Historically, after establishing a named executive officer's base salary, the compensation committee has limited increases to cost-of-living adjustments and adjustments based on an evaluation of a named executive officer's job performance, any changes in the scope of the named executive officer's responsibilities, and the named executive officer's salary level compared to other named executive officers. The compensation committee believes base salary should be a relatively smaller portion of each named executive officer's overall compensation package, thereby aligning the interests of our executives more closely with those of our stockholders. The compensation committee considered these factors when setting the base salary and annual increases to be paid to Mr. Maffei under his employment agreement entered into in 2010. Similarly, in accordance with the terms of his employment agreement, Mr. Malone's cash compensation is limited. After completion of the annual review described above, the base salaries of the named executive officers (other than Mr. Maffei) were not increased in 2010.

        2010 Performance Bonuses.    For 2010, the compensation committee adopted an annual, performance-based bonus program for each of the named executive officers (other than Mr. Malone), which was similar to the program adopted for 2009. This bonus program, which is structured to comply with Section 162(m) of the Code, based each participant's bonus on the achievement of a combination of corporate and personal performance measures. Pursuant to the 2010 bonus program, the aggregate Adjusted OIBDA (Adjusted OIBDA) for fiscal year 2010 of: (i) QVC, Inc., (ii) Starz Entertainment, LLC, (iii) Starz Media, LLC, (iv) Provide Commerce, Inc., Backcountry, Inc., BuySeasons, Inc., Bodybuilding.com, LLC, LMC Right Start, Inc. and Lockerz, LLC which we refer to as the e-commerce companies; and (v) Atlanta National League Baseball Club, Inc. must exceed the minimum level of $1 billion (the 2010 Threshold) before any participant would be entitled to receive any bonus. The compensation committee retained the right to adjust actual 2010 Adjusted OIBDA for each component under certain circumstances, such as to take into account the effects of an acquisition or disposition. If the prescribed 2010 Threshold were exceeded, 1.5% of the excess would be used to establish the available notional bonus pool from which performance bonuses would be payable under this program. The compensation committee defined Adjusted OIBDA as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock and other equity-based compensation). Upon establishing the final award amounts, the compensation committee determined that the actual bonus amounts would be payable in cash. That determination was made after consideration of the named executive officers' holdings in Liberty Media common stock and options. In addition, the compensation committee determined to pay the bonuses in cash to better align the bonus payment structure with the bonus payment terms of Mr. Maffei's employment agreement.

        Each participant was assigned a maximum bonus amount, expressed as a multiple of his 2010 base salary: 400%, 200% and 150% for Liberty Media's Chief Executive Officer, executive vice president and each of its senior vice presidents, respectively. If the bonus pool was insufficient to cover the aggregate maximum bonus amounts of all participants, each participant's maximum bonus amount would be reduced pro rata, for all purposes under the program, based upon his respective maximum bonus amount. Assuming the bonus pool was sufficient to cover the aggregate maximum bonus amounts:

  •
  The compensation committee then considered reducing the maximum bonus payable to each participant based on a subjective assessment of the company's financial performance. No more than 30% of a participant's maximum bonus amount (the Corporate Performance Component)

    would be affected by this measure. Any reduction would be based on the rating scale below, after review of the adjusted OIBDA, revenue and free cash flow performance of our company.

Corporate Performance Component Rating	Portion of Maximum Bonus Payable
10	Full 30%
9	27%
8	24%
7	21%
6	18%
5	15%
4	12%
3	9%
2	6%
1	3%
  •
  Each participant would be entitled to receive the remaining 70% of his maximum bonus amount (the Individual Performance Component or IPC) subject to the right of the compensation committee to reduce the amount payable based upon its assessment of that participant's individual performance, as follows:

Individual Performance Rating (IPR)	Portion of Maximum Bonus Payable (IPC)
10	Full 70%
9	61.25%
8	52.50%
7	35.00%
6	17.50%
5 and below	0%

        In December 2010, following a review of applicable financial results and preliminary forecasts, the compensation committee determined that the 2010 Threshold was sufficiently exceeded, thereby creating a notional bonus pool large enough to cover the aggregate maximum bonus amounts of all the participants and enabling each participant to receive a bonus of up to his maximum bonus amount. The compensation committee then made a subjective determination as to the corporate performance rating that would be ascribed for purposes of determining the Corporate Performance Component of each participating named executive officer's bonus. In making this determination, the compensation committee considered the adjusted OIBDA, revenue and cash flow results in comparison to preliminary forecasts and took into account general economic conditions and industry developments during the year. The compensation committee then agreed upon a consensus rating for the Corporation Performance Component.

        The compensation committee then reviewed the individual performance of each participant to determine his IPR and corresponding IPC. The compensation committee took into account a variety of factors, without assigning a numerical value to any single performance measure. This determination was based on reports of our board, the observations of the compensation committee throughout the year, executive self-evaluations and, with respect to the participants other than Mr. Maffei, the observations and input of Mr. Maffei. In evaluating the performance of each of the participating named executive officers, the compensation committee considered the various performance objectives which had been assigned to each named executive officer for 2010, including:

Individual	Performance Objectives
Gregory B. Maffei

•       Increased focus by QVC on international and internet expansion

•       Completion of Starz Media integration with Starz Entertainment and development of long-term differentiation strategy

•       Development of strategy for cash deployment by the Capital Group

•       Analysis of business development opportunities

•       Exercise of oversight over executive management team and assistance with succession planning

Charles Y. Tanabe

•       Leadership of legal staff in structuring, negotiating and completing various transactions

•       Management of legal aspects of various corporate matters

•       Exercise of oversight of legal issues handled by outside and in-house counsel

•       Provision of legal support to subsidiaries and equity affiliates

David J.A. Flowers

•       Negotiation and structuring of complex investments and transactions, including expansion of debt investment fund

•       Management and restructuring of financial instruments and investment portfolio

•       Evaluation of potential acquisition and divestiture transactions

Albert E. Rosenthaler

•       Obtaining closing agreements from IRS on various tax matters

•       Analysis of tax implications of various asset and liability restructurings

•       Continued involvement in evaluating legislative tax proposals at federal and state level

•       Completion of detailed evaluation of subsidiary state tax position

Christopher W. Shean

•       Maintenance of timely and accurate SEC reporting

•       Broadening of responsibilities of controller role

•       Evaluation of financial control processes at operating companies

•       Development of transactional and structural initiatives to improve quality of internal procedures and reporting

        The following table presents the Corporate Performance Component and IPC assigned to each participant together with the aggregate dollar value of each participating named executive officer's 2010 performance-based bonus:

Name	Corporate Performance Component (of possible 30%)	IPC (of possible 70%)	Total Cash Bonus ($)
Gregory B. Maffei	19.20%	52.50%	4,302,000
Charles Y. Tanabe	19.20%	56.91%	1,332,073
David J.A. Flowers	19.20%	52.50%	699,075
Albert E. Rosenthaler	19.20%	61.25%	784,388
Christopher W. Shean	19.20%	52.50%	699,075

        For more information regarding these bonus awards, please see the "Grants of Plan-Based Awards" table below.

        Bonus.    In recognition of Mr. Flowers' extraordinary performance during the early part of 2010, including with respect to his management of our investment in Sirius, the compensation committee granted Mr. Flowers a one-time cash bonus of $177,000 in May 2010.

        Equity Incentive Compensation.    Consistent with our compensation philosophy, the compensation committee seeks to align the interests of the named executive officers with those of our stockholders by awarding stock-based incentive compensation. This ensures that our executives have a continuing stake in our long-term success. The compensation committee weighs stock-based compensation more heavily than cash compensation in determining each named executive officer's overall compensation mix.

        The Liberty Media Corporation 2007 Incentive Plan (the 2007 Incentive Plan) and the Liberty Media Corporation 2010 Incentive Plan (the 2010 Incentive Plan) provide for the grant of a variety of incentive awards, including stock options, restricted shares, stock appreciation rights and performance awards. Our executives have historically been granted stock options and awards of restricted stock in preference to other awards because of our company's belief that options and restricted shares better promote retention of key employees through the continuing, long-term nature of an equity investment. Upon making the determination to grant equity incentive awards to our named executive officers, the compensation committee establishes the Black-Scholes value of the awards to be made to each named executive officer and that value is then allocated among our three tracking stocks, pro rata, based on then-recent, relative market capitalizations of each tracker.

        Stock options are awarded with an exercise price equal to fair market value on the date of grant, measured by reference to the closing sale price on the grant date. Historically, grants had been made to our employees once a year with a term of seven years and vesting over a three to five year period. In late 2009 and early 2010, however, the compensation committee determined to make larger grants (equaling approximately four to five years Black-Scholes value of the annual grants made in 2009) that vest between four and five and three-quarters years after grant, rather than making annual grants over the same period. These new grants provide for back-end weighted vesting and expire in 10 years rather than 7 years to encourage our executives to remain with our company over the long-term and to better align them with our shareholders. In that regard, in March 2010, the compensation committee granted to each of the named executive officers (other than (i) Mr. Maffei who had received his multi-year grant in connection with his December 2009 agreement in principle to serve as our Chief Executive Officer for the next five years and (ii) Mr. Malone) multi-year stock option awards. One-third of the shares subject to options vest in each of June 2013, June 2014 and December 2015. (We refer to the multi-year awards granted to all our named executive officers, other than Mr. Malone who did not receive any, as the Multi-Year Awards.) For more information regarding these equity incentive grants, please see the "Grants of Plan-Based Awards" table below.

        Perquisites and Other Personal Benefits.    The perquisites and other personal benefits available to our executives (that are not otherwise available to all of our salaried employees, such as matching contributions to the Liberty 401(k) Savings Plan and the payment of life insurance premiums) consist of:

  •
  limited personal use of corporate aircraft;

  •
  occasional, personal use of an apartment in New York City owned by our company, which is primarily used for business purposes, and occasional, personal use of a company car and driver;

  •
  a deferred compensation plan that provides above-market preferential returns; and

  •
  in the case of Mr. Malone, an annual allowance of $1 million for personal expenses provided pursuant to the terms of his employment agreement.

        Taxable income may be incurred by our executives in connection with their receipt of perquisites and personal benefits. Other than as contemplated by Mr. Malone's employment agreement, we have not provided gross-up payments to our executives in connection with any such taxable income incurred during the past three years.

        On occasion, and with the approval of our Chairman or Chief Executive Officer, executives may have family members and other guests accompany them on our corporate aircraft when traveling on business. Under the terms of the employment arrangements with our Chairman and Chief Executive Officer, those individuals and their guests may use corporate aircraft for non-business purposes subject to specified limitations.

        Pursuant to Mr. Maffei's employment agreement, Mr. Maffei was entitled to 120 hours per year of personal flight time through the first to occur of (i) the termination of his employment with our company, except as otherwise provided below, (ii) the cessation of ownership or lease of aircraft by our company or (iii) December 31, 2014. If Mr. Maffei's employment terminates due to disability, for good reason or without cause, Mr. Maffei will be entitled to continued use of the company's aircraft for 18 months after termination of his employment. Mr. Maffei incurs taxable income, calculated in accordance with the Standard Industry Fare Level (SIFL) rates, for all personal use of our corporate aircraft.

        The aggregate incremental cost to our company of Mr. Malone's personal use of our corporate aircraft counts toward his $1 million personal expense allowance (described above). We determine incremental cost using a method that takes into account:

  •
  landing and parking expenses;

  •
  crew travel expenses;

  •
  supplies and catering;

  •
  aircraft fuel and oil expenses per hour of flight;

  •
  any customs, foreign permit and similar fees; and

  •
  passenger ground transportation.

Because the company's aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase or lease costs of aircraft and costs of maintenance and upkeep.

        For purposes of determining an executive's taxable income, personal use of our aircraft is valued using a method based on SIFL rates, as published by the IRS. The amount determined using the SIFL rates is typically lower than the amount determined using the incremental cost method. Under the American Jobs Creation Act of 2004, the amount we may deduct for a purely personal flight is limited to the amount included in the taxable income of the executives who took the flight. Also, the deductibility of any non-business use will be limited by Section 162(m) of the Code to the extent that the named executive officer's compensation that is subject to that limitation exceeds $1 million. See "—Deductibility of Executive Compensation" below.

        Deferred Compensation.    To help accommodate the tax and estate planning objectives of the named executive officers, as well as other executives with the title of Senior Vice President and above, our board of directors adopted the Liberty Media Corporation 2006 Deferred Compensation Plan (as amended). Under that plan, participants may elect to defer up to 50% of their base salary and their cash performance bonuses. Compensation deferred under the plan that otherwise would have been received in 2010 will earn interest income at the rate of 9% per annum, compounded quarterly, for the period of the deferral. For more information on this plan, see "—Executive Compensation Arrangements—2006 Deferred Compensation Plan" and the "Nonqualified Deferred Compensation Plans" table below.

        We provide Mr. Malone with certain deferred compensation arrangements that were entered into by our predecessors and assumed by us in connection with the various restructurings that we have undergone. Beginning in February 2009, Mr. Malone began receiving accelerated payments under those deferred compensation arrangements. For more information on these arrangements, see "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" below.

  Employment Arrangements with Certain Named Executive Officers

        Our employment agreement with Mr. Malone was first entered into in the 1980s, when he was the Chief Executive Officer of our former parent TCI. We assumed that agreement in connection with the merger of AT&T and TCI in 1999. For a more detailed description of the employment agreement of Mr. Malone, including the amendments thereto, see "—Executive Compensation Arrangements—Malone Employment Agreement" below.

        In December 2009, the compensation committee approved a new compensation package for Mr. Maffei commencing January 1, 2010, which was later memorialized in his employment agreement. For a more detailed description of his compensation arrangements, see "—Executive Compensation Arrangements—Maffei Employment Agreement" below.

  Deductibility of Executive Compensation

        In developing the compensation packages for the named executive officers, the compensation committee considered the deductibility of executive compensation under Section 162(m) of the Code. That provision prohibits the deduction of compensation of more than $1 million paid to certain executives, subject to certain exceptions. One exception is for performance-based compensation, including stock options granted under the existing incentive plans or to be granted under the 2010 Incentive Plan. The compensation committee has not adopted a policy requiring all compensation to be deductible under Section 162(m) of the Code, in order to maintain flexibility in making compensation decisions. Portions of the compensation we pay to certain of the named executive officers may not be deductible due to the application of Section 162(m) of the Code.

  Policy on Restatements

        In those instances where we grant cash or equity-based incentive compensation, we include in the related agreement with the executive a right, in favor of our company, to require the executive to repay or return to the company any cash, stock or other incentive compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if (1) a material restatement of any of our financial statements is required and (2) in the reasonable judgment of our compensation committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, our compensation committee may take into account, among other factors it deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.

 SUMMARY COMPENSATION TABLE

Name and Principal Position (as of 12/31/10)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)(5)(6)		Total ($)
John C. Malone	2010	2,600	—	—	—		—	266,097	1,194,517	(7)	1,463,214
Chairman of the Board	2009	2,600	—	—	—		—	266,872	1,136,135	(7)	1,405,607
	2008	2,600	—	5,382,006	9,902,009		—	239,110	1,150,933	(7)	16,676,658
Gregory B. Maffei	2010	1,500,000	—	—	—		4,302,000	—	593,793	(9)	6,395,793
President and Chief	2009	1,000,000	—	1,687,503	79,345,879	(8)	5,062,500	4,096	393,587	(9)	87,493,565	(8)
Executive Officer	2008	1,000,000	—	8,114,003	9,902,009		2,732,000	41,937	496,354	(9)	22,286,303
Charles Y. Tanabe	2010	875,500	—	—	16,528,958	(10)	1,332,073	—	29,403		18,765,934
Executive Vice President	2009	875,500	—	350,233	2,292,387		1,050,600	1,361	29,403		4,599,484
and General Counsel	2008	875,500	—	2,185,177	2,807,439		659,252	13,860	27,903		6,569,131
David J.A. Flowers	2010	650,000	177,000	—	8,815,417	(10)	699,075	—	29,403		10,370,895
Senior Vice President and	2009	650,000	—	205,686	1,222,602		616,992	763	29,403		2,725,446
Treasurer (principal financial officer)	2008	650,000	—	1,112,664	1,497,293		298,838	8,331	25,549		3,592,675
Albert E. Rosenthaler	2010	650,000	—	—	8,815,417	(10)	784,388	—	27,122		10,276,927
Senior Vice President	2009	650,000	—	205,686	1,222,602		616,992	371	27,122		2,722,773
	2008	650,000	—	1,180,912	1,497,293		367,088	3,377	24,662		3,723,332
Christopher W. Shean	2010	650,000	—	—	8,815,417	(10)	699,075	692	26,210		10,191,394
Senior Vice President and	2009	650,000	—	173,651	1,222,602		521,016	1,329	25,640		2,594,238
Controller (principal accounting officer)	2008	650,000	—	1,146,788	1,497,293		332,963	2,640	24,108		3,653,792

(1)
The aggregate grant date fair value of the equity incentive awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 15 to our consolidated financial statements for the year ended December 31, 2010 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 28, 2011).

(2)
Reflects the cash portion of the performance-based bonuses paid to each of the named executive officers (other than Mr. Malone, who does not participate in the program). See "—Compensation Discussion and Analysis—Elements of 2010 Executive Compensation—2010 Performance Bonuses."

(3)
Reflects the above-market earnings credited during 2010, 2009 and 2008 to the deferred compensation accounts of each applicable named executive officers. See "—Compensation Discussion and Analysis—Elements of 2010 Executive Compensation—Deferred Compensation," "—Executive Compensation Arrangements—Employment Agreement," and "—Nonqualified Deferred Compensation Plans" below.

(4)
The Liberty 401(k) Savings Plan provides employees with an opportunity to save for retirement. The Liberty 401(k) Savings Plan participants may contribute up to 10% of their compensation (subject to specified maximums), and we contribute a matching contribution of 100% of the participants' contributions. Participant contributions to the Liberty 401(k) Savings Plan are fully vested upon contribution.

Generally, participants acquire a vested right in our contributions as follows:

Years of Service	Vesting Percentage
Less than 1	0%
1 - 2	33%
2 - 3	66%
3 or more	100%

  Included in this column, with respect to each named executive officer, is $24,500, $24,500 and $23,000 of matching contributions made by our company to the Liberty 401(k) Savings Plan in 2010, 2009 and 2008, respectively. With respect to these matching contributions, all of our named executive officers are fully vested.

(5)
Included in this column are the life insurance premiums paid by our company, on behalf of each of the named executive officers, as follows:

	Amounts ($)
Name	2010	2009	2008
John C. Malone	8,382	8,392	—
Gregory B. Maffei	2,622	1,710	1,710
Charles Y. Tanabe	4,903	4,903	4,903
David J.A. Flowers	4,903	4,903	2,549
Albert E. Rosenthaler	2,622	2,622	1,662
Christopher W. Shean	1,710	1,140	1,108

(6)
We make available to our personnel, including our named executive officers, tickets to various sporting events with no aggregate incremental cost attributable to any single person.

(7)
Includes the following:

	Amounts ($)
	2010	2009	2008
Reimbursement for personal estate and tax planning advice	201,911	125,741	83,800
Reimbursement for personal legal services	232,137	46,839	101,612
Compensation related to personal use of corporate aircraft(a)	288,405	175,544	186,395
Tax payments made on behalf of Mr. Malone	409,732	468,670	601,191
Payment of regulatory filing fees	24,739	283,854	125,000
Miscellaneous travel expenses	—	—	20,701
Tax gross-up related to income attributed to Mr. Malone with respect to our cafeteria plan	—	—	380

(a)
Calculated based on aggregate incremental cost of such usage to our company

  We own an apartment in New York City which is primarily used for business purpose. Mr. Malone makes use of this apartment and our company car and driver for personal reasons. From time to time, we also pay the cost of miscellaneous shipping and catering expenses for Mr. Malone.

(8)
Includes the grant date fair value of Mr. Maffei's Multi-Year Award granted in connection with his agreement in principle to continue serving as our Chief Executive Officer until 2014. See "—Compensation Discussion and Analysis—Elements of 2010 Executive Compensation—Equity Incentive Compensation" for information regarding our compensation practices relating to equity incentive awards. Although his amended compensation package applies to the period 2010-2014, these awards were granted in December 2009 and are, accordingly, reflected in his 2009 compensation information above.

(9)
Includes the following:

	Amounts ($)
	2010	2009	2008
Reimbursement for personal legal services	118,589	—	—
Compensation related to personal use of corporate aircraft(a)	445,082	364,766	460,749

(a)
Calculated based on aggregate incremental cost of such usage to our company

  We own an apartment in New York City which is primarily used for business purpose. Mr. Maffei makes use of this apartment and our company car and driver for personal reasons. From time to time, we also pay the cost of miscellaneous shipping and catering expenses for Mr. Maffei.

(10)
Includes the grant date fair value of the Multi-Year Awards granted in March 2010 to the applicable named executive officer. See "—Compensation Discussion and Analysis—Elements of 2010 Executive Compensation—Equity Incentive Compensation" and the "Grants of Plan-Based Awards" table below for more information regarding our compensation practices relating to equity incentive awards and these Multi-Year Awards.

 Executive Compensation Arrangements

  Malone Employment Agreement

        In connection with the merger of TCI and AT&T Corp. in 1999, an employment agreement between John C. Malone and TCI was assigned to our company. The term of Mr. Malone's employment agreement is extended daily so that the remainder of the employment term is five years. The employment agreement was amended in June 1999 to provide for, among other things, an annual salary of $2,600, subject to increase with board approval. The employment agreement was amended in 2003 to provide for payment or reimbursement of personal expenses, including professional fees and other expenses incurred by Mr. Malone for estate, tax planning and other services, and for personal use of corporate aircraft and flight crew. The aggregate amount of such payments or reimbursements and the value of his personal use of corporate aircraft was originally limited to $500,000 per year but increased to $1 million effective January 1, 2007 by our compensation committee. Although the "Summary Compensation Table" table above reflects the aggregate incremental cost of Mr. Malone's personal use of our corporate aircraft, the value of his aircraft use for purposes of his employment agreement is determined in accordance with SIFL and aggregated $114,945 for the year ended December 31, 2010. Mr. Malone's employment agreement was further amended in December 2008, as described below.

        Prior to the December 2008 amendment, Mr. Malone had been entitled to a deferred compensation arrangement and an installment severance payment plan in certain circumstances. Mr. Malone had been permitted to defer a portion (not in excess of 40%) of the monthly compensation payable to him for all employment years commencing on or after January 1, 1993. The aggregate deferred amount, plus interest accrued thereon at the rate of 8% per annum compounded annually from the applicable date of deferral to the date of termination, would have been payable in 240 consecutive monthly installments commencing on the termination of Mr. Malone's employment. Each installment payment would have included a payment of interest on the amount of such installment computed at the rate of 8% per annum compounded annually from Mr. Malone's termination date to the date of such installment payment (collectively, the 1993 deferred compensation arrangement). Also, upon any termination of Mr. Malone's employment, he or his beneficiaries would have been entitled to receive 240 consecutive monthly payments of $15,000 (increased at the rate of 12% per annum compounded annually from January 1, 1998 to the date payment commences), the first of which would have been payable on the first day of the month succeeding the termination of Mr. Malone's employment (the installment severance plan).

        In addition, Mr. Malone had deferred a portion of his monthly compensation under his previous employment agreement, which was entered into as of January 1982, for all employment years ending on or prior to December 31, 1992. We assumed the obligation to pay that deferred compensation in connection with the merger of AT&T and TCI. The aggregate deferred amount, plus interest accrued thereon at the rate of 13% per annum compounded annually from the applicable date of deferral to the date of termination, would have been payable in 240 consecutive monthly installments commencing on the termination of Mr. Malone's employment. Each installment payment would have included a payment of interest on the amount of such installment computed at the rate of 13% per annum compounded annually from Mr. Malone's termination date to the date of such installment payment (collectively, the 1982 deferred compensation arrangement). (The 13% interest rate was established in 1983 pursuant to the previous agreement.)

        In December 2008, the compensation committee determined to modify Mr. Malone's employment arrangements to permit Mr. Malone to begin receiving fixed monthly payments in 2009, while he remains employed by our company, in satisfaction of our obligations to him under the 1993 deferred compensation arrangement, the 1982 deferred compensation arrangement and the installment severance plan. At the time of the amendment, the amounts owed to Mr. Malone under these arrangements aggregated approximately $2.4 million, $20 million and $39 million, respectively. As a result of these modifications, Mr. Malone receives 240 equal monthly installments, which commenced February 2009, of: (1) approximately $20,000 under the 1993 deferred compensation arrangement, (2) approximately $237,000 under the 1982 deferred compensation arrangement and (3) approximately $164,000 under the installment severance plan. Interest ceased to accrue under the installment severance plan once these payments began.

        Under the terms of Mr. Malone's employment agreement, he is entitled to receive upon the termination of his employment at our election for any reason (other than for death or "cause"), a lump sum equal to his salary for a period of 5 full years following termination (calculated on the basis of $2,600 per annum, the lump sum severance payment). The December 2008 amendment did not affect the lump sum severance payment.

        For a description of the effect of any termination event or a change in control of our company on his employment agreement, see "—Potential Payments Upon Termination or Change in Control" below.

  Maffei Employment Arrangements

        November 2005 Arrangement.    In connection with the acceptance by Gregory B. Maffei of employment with our company as CEO-Elect in November 2005, our board of directors approved an employment arrangement for Mr. Maffei. Pursuant to the arrangement, Mr. Maffei was entitled to receive a base salary of $1,000,000 per annum. We agreed to reimburse Mr. Maffei for his commuting costs from Seattle to Denver through 2006. We also agreed to reimburse Mr. Maffei for expenses incurred in relocating his principal residence to the Denver area. Also, Mr. Maffei was granted options to acquire 5,500,000 shares of pre-reclassified Liberty Series A common stock at an exercise price of $7.95, which was the closing price of pre-reclassified Liberty Series A common stock on the grant date. As a result of subsequent corporate transactions, these options have been converted into options to acquire 275,000 shares of LCAPA at an exercise price of $10.88 per share, 1,375,000 shares of LINTA at an exercise price of $16.91 per share and 110,000 shares of LSTZA at an exercise price of $23.57 per share (after giving effect to the conversion of a portion of his Liberty Entertainment stock options as a result of the November 2009 split-off). In the event of Mr. Maffei's involuntary termination without cause, Mr. Maffei would have been entitled to continue receiving his base salary for a period of eighteen months after the date of such termination, together with any portion of his performance bonus determined by our board of directors to have been earned prior to his termination. Unvested stock incentive awards held by Mr. Maffei would have vested to the extent that they would have vested in that eighteen month period had Mr. Maffei continued to be employed during that period.

        December 2009 Arrangement; Employment Agreement.    On December 17, 2009, the compensation committee approved in principle a new compensation arrangement in favor of Mr. Maffei providing, among other things, for a five year employment term beginning January 1, 2010 and ending December 31, 2014, with an annual base salary of $1.5 million, increasing annually by 5% of the prior year's base salary, and an annual target cash bonus equal to 200% of the applicable year's annual base salary.

        On May 17, 2010, we entered into a definitive employment agreement with Mr. Maffei, memorializing the compensation arrangement that was approved in principle by the compensation committee on December 17, 2009. The agreement provides that, in the event Mr. Maffei is terminated for cause (as defined in the agreement) he will be entitled only to his accrued base salary, unpaid expenses and any amounts due under applicable law, and he will forfeit all rights to his unvested restricted shares and unvested options. If Mr. Maffei terminates his employment without good reason (as defined in the agreement), he will be entitled only to his accrued base salary, accrued but unpaid bonus for the prior year, unpaid expenses and any amounts due under applicable law (Standard Payments), and he will forfeit all rights to his unvested restricted shares and unvested options.

However, in both cases, his vested, unexercised options and similar rights as of his termination date will remain exercisable either (1) for 90 days after his termination or until the original expiration date of the applicable award, if sooner, or (2) if any such termination of his employment occurs following December 31, 2014, until the original expiration date of the applicable award. If Mr. Maffei is terminated by Liberty Media without cause or if he terminates his employment for good reason, the agreement provides for him to receive the Standard Payments and a severance payment of $7.8 million and provides for his unvested restricted shares and unvested options and similar rights (including his Multi-Year Award) to vest pro rata based on the portion of the term elapsed through the termination date plus 18 months and for all vested and accelerated options and similar rights to remain exercisable until their respective expiration dates. If the termination described in the immediately preceding sentence occurs within 90 days before or 210 days after the occurrence of a change in control (as defined in the agreement), then Mr. Maffei's unvested restricted shares and unvested options and similar rights granted by Liberty Media will instead vest in full. In the case of Mr. Maffei's death or his disability, the agreement provides for the right to receive the Standard Payments and a severance payment of $7.8 million, for his unvested restricted shares and unvested options and similar rights to fully vest and for his vested and accelerated options and similar rights to remain exercisable until their respective expiration dates. Further, in the event of certain spin-off or split-off transactions which exceed a specified threshold of Liberty Media's consolidated assets, Mr. Maffei's unvested restricted shares and unvested options and similar rights would vest in full unless Mr. Maffei is named the Chief Executive Officer of the spin-off or split-off entity and his equity awards are adjusted in the transaction in such a manner as to preserve the intrinsic value thereof. In addition, if Mr. Maffei is terminated without cause or due to disability, or terminates his employment for good reason, Mr. Maffei will be entitled to continuation of certain perquisites for 18 months, including use of our corporate aircraft.

        Also pursuant to the agreement, Mr. Maffei is entitled to customary benefits and perquisites provided to senior executive officers of Liberty Media and is entitled to use of our corporate aircraft as provided in his existing letter agreement with Liberty Media through the term of this new agreement. See "—Aircraft Usage" below. The agreement further provides that it is intended to meet the requirements of Section 409A of the Internal Revenue Code (the Code) and provides for certain reimbursements to Mr. Maffei in the event the agreement does not so comply. The agreement also contains customary provisions pertaining to confidentiality and limitations on outside activities.

        Also, on December 17, 2009, in connection with the approval in principle of his compensation arrangement, Mr. Maffei received a multi-year grant of options to purchase the following shares of our company with exercise prices equal to the closing sale prices of the applicable series of stock on the grant date: 8,743,000 shares of LINTA, 760,000 shares of LSTZA and 1,353,000 shares of LCAPA. One-half of the options will vest on the fourth anniversary of the grant date with the remaining options vesting on the fifth anniversary of the grant date, in each case, subject to Mr. Maffei being employed by our company on the applicable vesting date. The options have a term of 10 years.

        Aircraft Usage.    In 2008, we entered into a letter agreement with Mr. Maffei pursuant to which he is entitled to personal use of corporate aircraft not to exceed 120 hours of flight time per year through the first to occur of the termination of his employment agreement, his termination with our company or the cessation of aircraft ownership by our company. Mr. Maffei will continue to incur taxable income, calculated in accordance with SIFL, for all personal use of our corporate aircraft.

  Equity Incentive Plans

        The 2007 Incentive Plan and the 2010 Incentive Plan are administered by the compensation plan committee of our board of directors. The Liberty Media Corporation 2000 Incentive Plan (the 2000 Incentive Plan), also administered by the compensation committee, expired in December 2010. Previously, the compensation committee had delegated to the incentive plan committee (a former subcommittee of the compensation committee) the authority to administer the existing incentive plans.

The compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The existing incentive plans are designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in our company. Our compensation committee may grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the existing incentive plans (collectively, awards).

        The maximum number of shares of our common stock with respect to which awards may be issued under the 2000 Incentive Plan was 69,475,000, under the 2007 Incentive Plan is 39,300,000 and under the 2010 Incentive Plan is 50,000,000, subject, in each case, to anti-dilution and other adjustment provisions of the respective plans. With limited exceptions, no person may be granted in any calendar year awards covering more than 7,869,000 shares of our common stock under the 2007 Incentive Plan and 8,000,000 shares of our common stock under the 2010 Incentive Plan and no person was permitted to be granted in any calendar year awards covering more than 7,869,000 shares of our common stock under the 2000 Incentive Plan (subject, in each case, to anti-dilution and other adjustment provisions of the plans) nor may any person receive under each of the existing incentive plans (and, in the case of the 2000 Incentive Plan, nor was any person permitted to receive) payment for cash awards during any calendar year in excess of $10 million. Shares of our common stock issuable pursuant to awards made under the existing incentive plans are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company.

        As a result of the expiration of the 2000 Incentive Plan on December 6, 2010 and the dwindling capacity under the 2007 Incentive Plan, our board determined to adopt the 2010 Incentive Plan, which was submitted to a vote of and approved by our stockholders in 2010. Each of the 2007 Incentive Plan and the 2010 Incentive Plan has a 5 year term.

  2006 Deferred Compensation Plan

        Effective for the year beginning January 1, 2007, officers at the level of Senior Vice President and above are eligible to participate in the Liberty Media Corporation 2006 Deferred Compensation Plan (as amended, the 2006 deferred compensation plan). Each eligible officer, including our Chief Executive Officer, principal financial officer and principal accounting officer, may elect to defer up to 50% of his annual base salary and the cash portion of his performance bonus under the 2006 deferred compensation plan. Elections must be made in advance of certain deadlines and may include (1) the selection of a payment date, which generally may not be later than 30 years from the end of the year in which the applicable compensation is initially deferred, and (2) the form of distribution, such as a lump-sum payment or substantially equal annual installments over two to five years. Compensation deferred under the 2006 deferred compensation plan will earn interest at the rate of 9% per year, compounded quarterly at the end of each calendar quarter.

        In addition to the accelerated distribution events described under "—Potential Payments Upon Termination or Change-in-Control" below, at the eligible officer's request, if the compensation committee determines that such officer has suffered a financial hardship, it may authorize immediate distribution of amounts deferred under the 2006 deferred compensation plan.

        Our board of directors reserves the right to terminate the 2006 deferred compensation plan at any time. An optional termination by our board of directors will not result in any distribution acceleration.

Grants of Plan-Based Awards

        The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2010 to the named executive officers (other than Mr. Malone, who did not receive any grants). Please see "—Compensation Discussion and Analysis—Elements of 2010 Executive Compensation—Equity Incentive Compensation" for a discussion of the allocation of equity awards among our three tracking stocks.

		Estimated Future Payouts under Non-equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)(4)
							Exercise or base price of option awards ($/Sh)
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)				Grant date fair value of stock and option awards ($)
Gregory B. Maffei
	3/19/10	1,230,000	—	6,000,000	—	—	—	—
Charles Y. Tanabe
	3/19/10	358,955	—	1,751,000	—	—	—	—
LCAPA	3/19/10	—	—	—	—	207,940	34.39	4,030,210
LINTA	3/19/10	—	—	—	—	1,247,637	14.62	10,062,816
LSTZA	3/19/10	—	—	—	—	106,182	51.21	2,435,932
David J.A Flowers
	3/19/10	199,875	—	975,000	—	—	—	—
LCAPA	3/19/10	—	—	—	—	110,901	34.39	2,149,439
LINTA	3/19/10	—	—	—	—	665,405	14.62	5,366,824
LSTZA	3/19/10	—	—	—	—	56,630	51.21	1,299,154
Albert E. Rosenthaler
	3/19/10	199,875	—	975,000	—	—	—	—
LCAPA	3/19/10	—	—	—	—	110,901	34.39	2,149,439
LINTA	3/19/10	—	—	—	—	665,405	14.62	5,366,824
LSTZA	3/19/10	—	—	—	—	56,630	51.21	1,299,154
Christopher W. Shean
	3/19/10	199,875	—	975,000	—	—	—	—
LCAPA	3/19/10	—	—	—	—	110,901	34.39	2,149,439
LINTA	3/19/10	—	—	—	—	665,405	14.62	5,366,824
LSTZA	3/19/10	—	—	—	—	56,630	51.21	1,299,154

(1)
Represents the minimum amount that would have been payable to each named executive officer assuming (x) the 2010 Threshold was exceeded by a sufficient amount to permit the maximum bonus amounts to have been payable, (y) a corporate performance rating of 1 was ascribed for 2010, and (z) an individual performance rating of 6 was ascribed for 2010 to each named executive officer. For more information on this performance bonus program, see "—Compensation Discussion and Analysis—Elements of 2010 Executive Compensation—2010 Performance Bonuses."

(2)
Our 2010 performance bonus program is not based upon any established target payout for any named executive officer. For the actual bonuses paid, see the amounts included for 2010 in the column entitled Non-Equity Incentive Plan Compensation in the "Summary Compensation Table" above.

(3)
Represents the maximum amount that would have been payable to each named executive officer assuming (x) the 2010 Threshold was exceeded by a sufficient amount to permit the maximum bonus amounts to have been payable, (y) the highest corporate performance rating of 10 was ascribed for 2010 and (z) the highest individual performance rating of 10 was ascribed for 2010 to each named executive officer. For more information on this performance bonus program, see "—Compensation Discussion and Analysis—Elements of 2010 Executive Compensation—2010 Performance Bonuses."

(4)
Vests one-third on June 30, 2013, one-third on June 30, 2014 and one-third on December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options and unvested shares of our common stock which were outstanding as of December 31, 2010 and held by the named executive officers, including those awards granted during 2010 and reflected in the "Grants of Plan-Based Awards" table above.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
John C. Malone
Option Awards
LCAPA	79,140	5,288	(1)	15.96	3/29/14	—		—
LCAPA	166,872	166,875	(2)	3.57	12/16/15	—		—
LINTA	50,000	—		19.14	6/14/15	—		—
LINTA	319,110	21,283	(1)	24.06	3/29/14	—		—
LINTA	686,560	686,572	(2)	2.91	12/16/15	—		—
LINTB*	2,871,351	—		23.64	2/28/11	—		—
LINTB	450,000	—		19.74	6/14/15
LSTZA	4,000	—		26.44	6/14/15	—		—
LSTZA	31,660	2,111	(1)	33.72	3/29/14	—		—
LSTZA	68,682	68,683	(2)	26.03	12/16/15	—		—
LSTZB	36,000	—		26.71	6/14/15	—		—
Stock Awards
LSTZA	—	—		—	—	15,211	(2)	1,011,227
Gregory B. Maffei
Option Awards
LCAPA	275,000	—		10.88	11/8/12	—		—
LCAPA	15,625	—		11.36	3/2/13	—		—
LCAPA	105,555	7,045	(1)	15.96	3/29/14	—		—
LCAPA	85,944	28,662	(3)	17.26	12/24/14	—		—
LCAPA	166,872	166,875	(2)	3.57	12/16/15	—		—
LCAPA	—	1,353,000	(4)	23.28	12/17/19	—		—
LINTA	1,375,000	—		16.91	11/8/12	—		—
LINTA	78,125	—		17.65	3/2/13	—		—
LINTA	425,520	28,380	(1)	24.06	3/29/14	—		—
LINTA	347,076	115,703	(3)	19.96	12/24/14	—		—
LINTA	686,560	686,572	(2)	2.91	12/16/15	—		—
LINTA	—	8,743,000	(4)	10.27	12/17/19
LSTZA	110,000	—		23.57	11/8/12	—		—
LSTZA	6,250	—		24.53	3/2/13	—		—
LSTZA	42,225	2,815	(1)	33.72	3/29/14	—		—
LSTZA	34,381	11,461	(3)	36.31	12/24/14	—		—
LSTZA	68,682	68,683	(2)	26.03	12/16/15	—		—
LSTZA	—	760,000	(4)	47.70	12/17/19	—		—

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Stock Awards
LCAPA	—	—		—	—	60,311	(5)	3,773,056
LCAPA	—	—		—	—	9,665	(6)	604,642
LINTA	—	—		—	—	132,259	(5)	2,085,724
LINTA	—	—		—	—	62,440	(6)	984,679
LSTZA	—	—		—	—	3,161	(5)	210,143
LSTZA	—	—		—	—	15,211	(2)	1,011,227
LSTZA	—	—		—	—	5,425	(6)	360,654
Charles Y. Tanabe
Option Awards
LCAPA	1,993	2,005	(1)	15.96	3/29/14	—		—
LCAPA	2,021	8,090	(3)	17.26	12/24/14	—		—
LCAPA	5,914	47,313	(2)	3.57	12/16/15	—		—
LCAPA	2,936	35,224	(7)	23.28	12/17/16	—		—
LCAPA	—	207,940	(8)	34.39	3/19/20	—		—
LINTA	492,288	—		22.90	2/28/11	—		—
LINTA	62,500	—		16.97	7/31/13	—		—
LINTA	56,250	—		15.46	8/6/14	—		—
LINTA	70,000	—		18.54	8/2/12	—		—
LINTA	51,042	—		17.52	2/28/13	—		—
LINTA	120,555	8,045	(1)	24.06	3/29/14	—		—
LINTA	97,944	32,654	(3)	19.96	12/24/14	—		—
LINTA	97,328	194,657	(2)	2.91	12/16/15	—		—
LINTA	72,082	216,246	(7)	10.27	12/17/16	—		—
LINTA	—	1,247,637	(8)	14.62	3/19/20	—		—
LSTZA	797	798	(1)	33.72	3/29/14	—		—
LSTZA	809	3,234	(3)	36.31	12/24/14	—		—
LSTZA	2,434	19,473	(2)	26.03	12/16/15	—		—
LSTZA	1,652	19,819	(7)	47.70	12/17/16	—		—
LSTZA	—	106,182	(8)	51.21	3/19/20	—		—
Stock Awards
LCAPA	—	—		—	—	14,555	(5)	910,561
LCAPA	—	—		—	—	2,007	(6)	125,558
LINTA	—	—		—	—	31,918	(5)	503,347
LINTA	—	—		—	—	12,959	(6)	204,363
LSTZA	—	—		—	—	763	(5)	50,724
LSTZA	—	—		—	—	4,313	(2)	286,728
LSTZA	—	—		—	—	1,127	(6)	74,923
David J.A. Flowers
Option Awards
LCAPA	10,000	—		10.92	7/31/13	—		—
LCAPA	12,500	—		9.95	8/6/14	—		—
LCAPA	15,840	1,060	(1)	15.96	3/29/14	—		—

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
LCAPA	12,852	4,289	(3)	17.26	12/24/14	—		—
LCAPA	25,232	25,234	(2)	3.57	12/16/15	—		—
LCAPA	6,262	18,786	(7)	23.28	12/17/16	—		—
LCAPA	—	110,901	(8)	34.39	3/19/20	—		—
LINTA	369,216	—		22.90	2/28/11	—		—
LINTA	50,000	—		16.97	7/31/13	—		—
LINTA	62,500	—		15.46	8/6/14	—		—
LINTA	75,000	—		18.54	8/2/12	—		—
LINTA	45,208	—		17.52	2/28/13	—		—
LINTA	63,840	4,260	(1)	24.06	3/29/14	—		—
LINTA	51,900	17,314	(3)	19.96	12/24/14	—		—
LINTA	103,816	103,817	(2)	2.91	12/16/15	—		—
LINTA	38,443	115,332	(7)	10.27	12/17/16	—		—
LINTA	—	665,405	(8)	14.62	3/19/20	—		—
LSTZA	452	—		24.36	2/28/13	—		—
LSTZA	2,112	423	(1)	33.72	3/29/14	—		—
LSTZA	2,143	1,713	(3)	36.31	12/24/14	—		—
LSTZA	6,491	10,385	(2)	26.03	12/16/15	—		—
LSTZA	3,523	10,570	(7)	47.70	12/17/16	—		—
LSTZA	—	56,630	(8)	51.21	3/19/20	—		—
Stock Awards
LCAPA	—	—		—	—	6,599	(5)	412,833
LCAPA	—	—		—	—	1,179	(6)	73,758
LINTA	—	—		—	—	14,472	(5)	228,223
LINTA	—	—		—	—	7,611	(6)	120,025
LSTZA	—	—		—	—	346	(5)	23,002
LSTZA	—	—		—	—	2,300	(2)	152,904
LSTZA	—	—		—	—	662	(6)	44,010
Albert E. Rosenthaler
Option Awards
LCAPA	1,056	1,060	(1)	15.96	3/29/14	—		—
LCAPA	1,071	4,289	(3)	17.26	12/24/14	—		—
LCAPA	3,154	25,234	(2)	3.57	12/16/15	—		—
LCAPA	1,566	18,786	(7)	23.28	12/17/16	—		—
LCAPA	—	110,901	(8)	34.39	3/19/20	—		—
LINTA	128,200	—		19.25	4/1/12	—		—
LINTA	62,500	—		16.97	7/31/13	—		—
LINTA	62,500	—		15.46	8/6/14	—		—
LINTA	75,000	—		18.54	8/2/12	—		—
LINTA	42,208	—		17.52	2/28/13	—		—
LINTA	63,840	4,260	(1)	24.06	3/29/14	—		—
LINTA	51,900	17,314	(3)	19.96	12/24/14	—		—
LINTA	12,977	103,817	(2)	2.91	12/16/15	—		—
LINTA	38,443	115,332	(7)	10.27	12/17/16	—		—

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
LINTA	—	665,405	(8)	14.62	3/19/20	—		—
LSTZA	845	423	(1)	33.72	3/29/14	—		—
LSTZA	857	1,713	(3)	36.31	12/24/14	—		—
LSTZA	2,596	10,385	(2)	26.03	12/16/15	—		—
LSTZA	1,762	10,570	(7)	47.70	12/17/16	—		—
LSTZA	—	56,630	(8)	51.21	3/19/20	—		—
Stock Awards
LCAPA	—	—		—	—	8,110	(5)	507,362
LCAPA	—	—		—	—	1,179	(6)	73,758
LINTA	—	—		—	—	17,775	(5)	280,312
LINTA						7,611	(6)	120,025
LSTZA	—	—		—	—	425	(5)	28,254
LSTZA	—	—		—	—	2,300	(2)	152,904
LSTZA	—	—		—	—	662	(6)	44,010
Christopher W. Shean
Option Awards
LCAPA	15,840	1,060	(1)	15.96	3/29/14	—		—
LCAPA	12,852	4,289	(3)	17.26	12/24/14	—		—
LCAPA	15,232	25,234	(2)	3.57	12/16/15	—		—
LCAPA	6,262	18,786	(7)	23.28	12/17/16	—		—
LCAPA	—	110,901	(8)	34.39	3/19/20	—		—
LINTA	14,102	—		22.90	2/28/11
LINTA	62,500	—		16.97	7/31/13	—		—
LINTA	62,500	—		15.46	8/6/14	—		—
LINTA	65,000	—		18.54	8/2/12	—		—
LINTA	51,042	—		17.52	2/28/13	—		—
LINTA	63,840	4,260	(1)	24.06	3/29/14	—		—
LINTA	51,900	17,314	(3)	19.96	12/24/14	—		—
LINTA	77,862	103,817	(2)	2.91	12/16/15	—		—
LINTA	38,443	115,332	(7)	10.27	12/17/16	—		—
LINTA	—	665,405	(8)	14.62	3/19/20	—		—
LSTZA	510	—		24.36	2/28/13	—		—
LSTZA	6,337	423	(1)	33.72	3/29/14	—		—
LSTZA	5,142	1,714	(3)	36.31	12/24/14	—		—
LSTZA	6,536	10,385	(2)	26.03	12/16/15	—		—
LSTZA	3,523	10,570	(7)	47.70	12/17/16	—		—
LSTZA	—	56,630	(8)	51.21	3/19/20	—		—
Stock Awards
LCAPA	—	—		—	—	7,354	(5)	460,066
LCAPA	—	—		—	—	995	(6)	62,247
LINTA	—	—		—	—	16,124	(5)	254,275
LINTA	—	—		—	—	6,427	(6)	101,354

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
LSTZA	—	—	—	—	386	(5)	25,661
LSTZA	—	—	—	—	2,300	(2)	152,904
LSTZA	—	—	—	—	559	(6)	37,162

*
These awards are exercisable at the option of Mr. Malone for Series A shares instead at a lower exercise price of $22.90.

(1)
Vests quarterly (based on original amount of grant) over 4 years from March 29, 2007 grant date.

(2)
Vests quarterly (based on original amount of grant) over 4 years from December 16, 2008 grant date.

(3)
Vests quarterly (based on original amount of grant) over 4 years from December 24, 2007 grant date.

(4)
Vests 50% on December 17, 2013 and 50% on December 17, 2014.

(5)
Vests quarterly (based on original amount of grant) over 3 years from December 12, 2008 grant date.

(6)
Vests quarterly (based on original amount of grant) over 3 years from December 17, 2009 grant date.

(7)
Vests quarterly (based on original amount of grant) over 4 years from December 17, 2009 grant date.

(8)
Vests one-third on June 30, 2013, one-third on June 30, 2014 and one-third on December 31, 2015.

Option Exercises and Stock Vested

        The following table sets forth information regarding the exercise of vested options and the vesting of restricted stock held by our named executive officers, in each case, during the year ended December 31, 2010

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
John C. Malone
LCAPA	—	—	—	—
LINTA	—	—	—	—
LSTZA	—	—	7,606	443,624
LSTZB	229,708	6,604,105	—	—
Gregory B. Maffei
LCAPA	—	—	68,885	3,188,651
LINTA	—	—	185,606	2,571,592
LSTZA	—	—	14,975	873,415
Charles Y. Tanabe
LCAPA	164,350	6,391,211	16,729	772,147
LINTA	97,328	978,146	44,971	620,692
LSTZA	27,283	748,707	3,949	229,529
David J.A Flowers
LCAPA	97,885	3,314,654	7,574	350,612
LINTA	—	—	20,575	285,088
LSTZA	—	—	1,981	115,536
Albert E. Rosenthaler
LCAPA	26,952	1,056,350	9,131	422,757
LINTA	64,885	846,329	24,167	334,840
LSTZA	8,661	234,548	2,080	121,316
Christopher W. Shean
LCAPA	58,208	2,915,324	8,663	398,795
LINTA	—	—	23,798	327,337
LSTZA	—	—	2,138	123,888

(1)
Includes shares withheld in payment of withholding taxes at election of holder.

Nonqualified Deferred Compensation Plans

        The following table sets forth information regarding the nonqualified deferred compensation plans in which our named executive officers were eligible to participate during the year ended December 31, 2010. Our named executive officers, other than Mr. Malone, participate in the 2006 Deferred Compensation Plan. See "—Executive Compensation Arrangements—2006 Deferred Compensation" for more information. Mr. Malone's deferred compensation arrangements are described under "—Executive Compensation Arrangements—Malone Employment Agreement."

Name	Executive contributions in 2010 ($)	Registrant contributions in 2010 ($)	Aggregate earnings in 2010 ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 12/31/10 ($)(2)
John C. Malone	—	—	2,772,348	(3,082,818)	22,050,732
Gregory B. Maffei	—	—	—	—	—
Charles Y. Tanabe	—	—	—	—	—
David J.A. Flowers	—	—	—	—	—
Albert E. Rosenthaler	—	—	—	—	—
Christopher W. Shean	134,908	—	36,233	—	525,841

(1)
Of these amounts, the following were reported in the "Summary Compensation Table" as above-market earnings that were credited to the named executive officer's deferred compensation account during 2010:

Name	Amount ($)
John C. Malone	266,097
Gregory B. Maffei	—
Charles Y. Tanabe	—
David J.A. Flowers	—
Albert E. Rosenthaler	—
Christopher W. Shean	692
(2)
In our prior year proxy statements, we reported the following above-market earnings that were credited as interest to the applicable officer's deferred compensation accounts during the years reported:

	Amount ($)
Name	2009	2008	2007
John C. Malone	266,872	239,110	214,323
Gregory B. Maffei	4,096	41,937	4,875
Charles Y. Tanabe	1,361	13,860	2,450
David J.A. Flowers	763	8,331	1,196
Albert E. Rosenthaler	371	3,337	907
Christopher W. Shean	1,329	2,640	605

Potential Payments Upon Termination or Change-in-Control

        The following table sets forth the potential payments to our named executive officers if their employment had terminated or a change in control had occurred, in each case, as of December 31, 2010. In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

        The amounts provided in the tables are based on the closing market prices on December 31, 2010 for each series of our common stock then-outstanding: LSTZA—$66.48, LSTZB—$66.33, LINTA—$15.77, LINTB—$15.55, LCAPA—$62.56 and LCAPB—$62.61. The value of the options and SARs shown in the table is based on the spread between the exercise or base price of the award and the applicable closing market price. The value of the restricted stock shown in the table is based on the applicable closing market price and the number of shares vested.

        Each of our named executive officers has received awards and payments under the existing incentive plans, and each of our named executive officers is eligible to participate in our deferred compensation plans. Additionally, each of Messrs. Malone and Maffei is entitled to certain payments upon termination under his respective employment agreement. See "—Executive Compensation Arrangements" above.

        Set forth below is a description of the circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout:

        Voluntary Termination.    Under the existing incentive plans, each named executive officer would only have a right to the equity grants that vested prior to his termination date.

        Under the 2006 deferred compensation plan, we do not have an acceleration right to pay out account balances to the participants upon this type of termination. For purposes of the tabular presentation below, we have assumed that we were permitted to make payments to the executive officers in accordance with their respective standing elections under the plans, subject to compliance with Section 409A of the Code.

        Termination for Cause.    All equity grants (whether vested or unvested) under the existing incentive plans would be forfeited by any named executive officer (other than Mr. Maffei) who is terminated for "cause." The existing incentive plans define "cause" as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below), "cause" means a felony conviction for fraud, misappropriation or embezzlement. Pursuant to Mr. Maffei's employment agreement, in the event of his termination for cause (as defined in his agreement), Mr. Maffei's vested stock options and similar rights would remain exercisable for a short period following his termination, unless he is employed on December 31, 2014, in which case they would instead remain exercisable until the end of their respective terms.

        No immediate distributions under the 2006 deferred compensation plan are permitted as a result of this type of termination (other than pursuant to the compensation committee's right to distribute out certain de minimus amounts in an officer's deferred compensation account).

        Termination Without Cause.    Messrs. Malone and Maffei's employment agreements provide for benefits in the case of termination by our company not for cause. See "—Executive Compensation Arrangements" above. Pursuant to the existing incentive plans and the related award agreements (and except as described below), if a named executive officer were terminated without cause, in addition to his vested equity awards, he would be entitled to vesting in full with respect to any outstanding options or SARs that would have vested during the calendar year in which the termination occurs. If Mr. Maffei's employment is terminated prior to December 31, 2014, his employment agreement instead provides for an additional 18 months of vesting following termination with respect to his equity incentive awards, including his Multi-Year Award. In addition, the award agreements relating to the other participating named executive officers' Multi-Year Awards provide for pro rata vesting plus an additional 12 months of vesting.

        No immediate distributions under the 2006 deferred compensation plan are permitted as a result of this type of termination (other than pursuant to the compensation committee's right to distribute out certain de minimus amounts in an officer's deferred compensation account).

        Death.    In the event of death, the existing incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards.

        No amounts are shown for payments pursuant to life insurance policies, which we make available to all our employees.

        Assuming the deceased executive filed an election to accelerate distributions upon his separation from service, the beneficiary of a deceased executive has the option to accelerate distributions under the 2006 deferred compensation plan (which option is assumed to have been exercised for purposes of the tabular presentation below).

        Disability.    In the event of a disability, which is generally the inability to perform gainful activity for at least 12 months, the existing incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards.

        No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees.

        Assuming the disabled executive filed an election to accelerate distributions upon his separation from service, a disabled executive has the option to accelerate distributions under the 2006 deferred compensation plan (which option is assumed to have been exercised for purposes of the tabular presentation below).

        Change in Control.    In case of a change in control, the incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards. A change in control is generally defined as:

  •
  The acquisition of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of our company ordinarily having the right to vote in the election of directors.

  •
  Any non-exempt person purchases our common stock pursuant to a tender offer or exchange offer, without the prior consent of our board of directors.

  •
  The individuals constituting our board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

  •
  Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of our company immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of the company or the dissolution of the company.

        In the case of a change in control described in the last bullet point, our compensation committee may determine not to accelerate the existing equity awards (other than those held by Mr. Maffei, whose awards are more specifically covered by the terms of his employment agreement) if equivalent awards will be substituted for the existing awards. For purposes of the tabular presentation below, we have assumed no such determination was made.

        The 2006 deferred compensation plan provides our compensation committee with the option of terminating the plan 30 days preceding or within 12 months after a change of control and distributing the account balances (which option is assumed to have been exercised for purposes of the tabular presentation below).

Benefits Payable Upon Termination or Change in Control

Name	Voluntary Termination ($)		Termination for Cause ($)	Termination Without Cause ($)		Death ($)		Disability ($)		After a Change in Control ($)
John C. Malone
Lump Sum Severance(1)	—		—	13,000		—		13,000		—
Installment Severance Plan(2)	35,524,936		35,524,936	35,524,936		35,524,936		35,524,936		35,524,936
1993 Deferred Compensation Arrangement(3)	4,358,490		4,358,490	4,358,490		2,300,300		4,358,490		4,358,490
1982 Deferred Compensation Arrangement(3)	51,389,131		51,389,131	51,389,131		19,750,432		51,389,131		51,389,131
Options/SARs	27,762,713	(4)	—	27,762,713	(4)	49,529,790	(5)	49,529,790	(5)	49,529,790	(5)
Restricted Stock	—		—	—		1,011,227	(5)	1,011,227	(5)	1,011,227	(5)

Total	119,035,270		91,272,557	119,048,270		108,116,685		141,826,574		141,813,574

Gregory B. Maffei
Severance(6)	—		—	7,800,000		7,800,000		7,800,000		7,800,000
Options/SARs	52,678,107	(4)	—	70,831,157	(8)	191,699,430	(5)	191,699,430	(5)	191,699,430	(5)
Restricted Stock	—		—	8,289,779	(8)	9,030,126	(5)	9,030,126	(5)	9,030,126	(5)

Total	52,678,107		—	86,920,936		208,529,556		208,529,556		208,529,556

Charles Y. Tanabe
Options/SARs	2,494,142	(4)	—	2,494,142	(4)(9)	21,018,734	(5)	21,018,734	(5)	21,018,734	(5)
Restricted Stock	—		—	—		2,156,204	(5)	2,156,204	(5)	2,156,204	(5)

Total	2,494,142		—	2,494,142		23,174,938		23,174,938		23,174,938

David J.A Flowers
Options/SARs	6,276,261	(4)	—	6,276,261	(4)(9)	16,153,983	(5)	16,153,983	(5)	16,153,983	(5)
Restricted Stock	—		—	—		1,054,756	(5)	1,054,756	(5)	1,054,756	(5)

Total	6,276,261		—	6,276,261		17,208,739		17,208,739		17,208,739

Albert E. Rosenthaler
Options/SARs	934,625	(4)	—	934,625	(4)(9)	10,812,347	(5)	10,812,347	(5)	10,812,347	(5)
Restricted Stock	—		—	—		1,206,625	(5)	1,206,625	(5)	1,206,625	(5)

Total	934,625		—	934,625		12,018,972		12,018,972		12,018,972

Christopher W. Shean
Deferred Compensation	525,841		525,841	525,841		525,841	(7)	525,841	(7)	525,841	(7)
Options/SARs	4,411,722	(4)	—	4,411,722	(4)(9)	14,289,474	(5)	14,289,474	(5)	14,289,474	(5)
Restricted Stock	—		—	—		1,093,670	(5)	1,093,670	(5)	1,093,670	(5)

Total	4,937,563		525,841	4,937,563		15,908,985		15,908,985		15,908,985

(1)
Under Mr. Malone's employment agreement, if his employment had been terminated, as of December 31, 2010, at Liberty Media's election (other than for death or cause), he would have been entitled to a lump sum severance payment of $13,000 payable upon termination, which is equal to five years' of his current annual salary of $2,600. See "—Executive Compensation Arrangements—Malone Employment Agreement" above.

(2)
As described above, Mr. Malone began receiving 240 consecutive monthly installment severance payments in February 2009 pursuant to the terms of his amended employment agreement. The number included in the table represents the aggregate amount of the payments remaining as of December 31, 2010. With respect to periods following the termination of his employment, the foregoing payments are conditioned on Mr. Malone's compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his employment agreement. See "—Executive Compensation Arrangements—Malone Employment Agreement" above.

(3)
As described above, Mr. Malone began receiving 240 consecutive monthly payments of his deferred compensation plus interest, in February 2009 pursuant to the terms of his amended employment agreement. The number included in the table represents the aggregate amount of these payments remaining as of December 31, 2010. With respect to periods following the termination of his employment, the foregoing payments are conditioned on Mr. Malone's compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his employment agreement. If Mr. Malone's employment had been terminated, as of December 31, 2010, as a result of his death, his beneficiaries would have instead been entitled to a lump sum payment of the unamortized principal balance of the remaining deferred compensation payments, and the compliance conditions described above would be inapplicable. See "—Executive Compensation Arrangements—Malone Employment Agreement" above.

(4)
Based on the number of vested options and SARs held by each named executive officer at year-end. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table above.

(5)
Based on (i) the number of vested options and SARs and (ii) the number of unvested options and SARs and the number of shares of restricted stock, in each case, held by each named executive officer at year-end. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table above.

(6)
If Mr. Maffei's employment had been terminated at Liberty Media's election for any reason (other than cause), as of December 31, 2010, he would have been entitled to receive a lump sum payment of $7,800,000. See "—Executive Compensation Arrangements—Maffei Employment Arrangement" above.

(7)
Under these circumstances (and subject to the assumptions described above), the named executive officer would receive an immediate distribution of the balance of his deferred compensation account (rather than receiving distributions under the plan in accordance with the elections previously filed by such named executive officer).

(8)
Based on (i) the number of vested options and SARs held by Mr. Maffei at year-end and (ii) the number of unvested options and SARs and the number of shares of restricted stock held by Mr. Maffei at year-end that would vest during his 18-month severance period (January 1, 2011 through June 30, 2012), pursuant to his employment arrangements. See "—Executive Compensation Arrangements—Maffei Employment Arrangements" above and the "Outstanding Equity Awards at Fiscal Year-End" table above.

(9)
Does not include any portion of the Multi-Year Awards because, even giving effect to the additional 12 months of vesting, no portion of the Multi-Year Awards would have become vested.

DIRECTOR COMPENSATION

Nonemployee Directors

        Director Fees.    Each of our directors who is not an employee of our company is paid an annual fee of $185,000 (which we refer to as the director fee), of which $92,500 is payable in cash and the balance is payable in restricted shares of LCAPA, LINTA and LSTZA. See "—Director Restricted Share Grants" below for information on the restricted stock awards granted in 2010 to the nonemployee directors. Each of our directors who resides outside of Colorado receives $2,000 per meeting for attending meetings at our offices in Englewood, Colorado. The chairman of the audit committee of our board of directors and each other member of that committee is paid an additional annual fee of $30,000. With respect to our executive committee, each nonemployee member thereof receives an additional annual fee of $10,000 for his participation on the committee. With respect to our compensation committee and nominating and corporate governance committee, each member thereof receives an additional annual fee of $10,000 for his participation on each such committee, except that any committee member who is also the chairman of that committee instead receives an additional annual fee of $20,000 for his participation on that committee. The $92,500 cash portion of the director fees, the meeting fees and the fees for participation on committees are payable quarterly in arrears in cash only.

        Charitable Contributions.    If a director makes a donation to our political action committee, we will make a matching donation to a charity of his or her choice in an amount not to exceed $10,000.

        Equity Incentive Plan.    The Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007) (the Liberty Media director plan) is administered by our entire board of directors. Our board of directors has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The Liberty Media director plan is designed to provide our nonemployee directors with additional remuneration for services rendered, to encourage their investment in our common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of our company. Our board of directors may grant non-qualified stock options, SARs, restricted shares, stock units and cash awards or any combination of the foregoing under the Liberty Media director plan (collectively, director awards).

        The maximum number of shares of our common stock with respect to which awards may be issued under the Liberty Media director plan is 1,945,000, subject to anti-dilution and other adjustment provisions of the plan. Shares of our common stock issuable pursuant to awards made under the Liberty Media director plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. As a result of the dwindling capacity under the Liberty Media director plan and its pending June 2012 expiration, our board has determined to adopt the Liberty Media Corporation 2011 Nonemployee Director Incentive Plan and submit it to a vote of our stockholders. For more information about the Liberty Media Corporation 2011 Nonemployee Director Incentive Plan and the proposal to approve the same, see "Proposals of Our Board—Proposal 4—The Director Plan Proposal" above.

        Director Restricted Share Grants.    Pursuant to our director compensation policy described above and the Liberty Media director plan, on December 15, 2010, our board of directors granted each of the nonemployee directors (i) 460 restricted shares of LCAPA, (ii) 3,170 restricted shares of LINTA, and (iii) 280 restricted shares of LSTZA. These restricted shares will vest on the second anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability, and will be forfeited if the grantee resigns or is removed from the board before the vesting date.

        One-Time Restricted Share Grant.    In connection with her election to our board of directors, as of May 10, 2010, Ms. Andrea L. Wong received a grant of restricted shares under the Liberty Media director plan of (i) 530 LCAPA shares, (ii) 3,235 LINTA shares, and (iii) 295 LSTZA shares. The restricted shares will vest on the second anniversary of the grant date, or on such earlier date that Ms. Wong ceases to be a director because of death or disability, and will be forfeited if Ms. Wong resigns or is removed from the board before the vesting date.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Stock Awards ($)(2)(3)	All other compensation ($)		Total ($)
Robert R. Bennett	100,434	—	96,996	12,335	(4)	209,765
Donne F. Fisher	132,500	—	96,996	5,000	(5)	234,496
M. Ian G. Gilchrist	133,624	—	96,996	6,984	(4)	237,604
Evan D. Malone	102,500	—	96,996	—		199,496
David E. Rapley	120,434	—	96,996	12,335	(4)	229,765
M. LaVoy Robison	122,500	—	96,996	5,000	(5)	224,496
Larry E. Romrell	130,434	—	96,996	12,335	(4)	239,765
Andrea L. Wong	85,755	—	179,880	5,656	(4)(5)	271,291

(1)
John C. Malone and Gregory B. Maffei, each of whom is a director of our company and a named executive officer, received no compensation for serving as directors of our company during 2010.

(2)
As of December 31, 2010, our directors (other than Messrs. Malone and Maffei, whose stock incentive awards are listed in "Outstanding Equity Awards at Fiscal Year-End" above) held the following stock incentive awards:

	Robert R. Bennett	Donne F. Fisher	M. Ian G. Gilchrist	Evan D. Malone	David E. Rapley	M. LaVoy Robison	Larry E. Romrell	Andrea L. Wong
Options/SARs
LCAPA	105,450	9,910	1,270	4,485	9,910	9,910	9,910	—
LINTA	522,400	43,860	5,330	19,680	43,860	43,860	43,860	—
LSTZA	41,820	3,604	387	1,407	3,604	3,604	3,604	—
Restricted Stock
LCAPA	1,255	1,255	1,255	1,255	1,255	1,255	1,255	990
LINTA	8,025	8,025	8,025	8,025	8,025	8,025	8,025	6,405
LSTZA	725	725	725	725	725	725	725	575
(3)
The aggregate grant date fair value of stock awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 15 to our consolidated financial statements for the year ended December 31, 2010 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 28, 2011).

(4)
Includes the following amounts of health insurance premiums paid by our company for the benefit of the following directors:

Name	Amounts ($)
Robert R. Bennett	12,335
M. Ian G. Gilchrist	6,984
David E. Rapley	12,335
Larry E. Romrell	12,335
Andrea L. Wong	4,656
(5)
Includes charitable contributions made on behalf of Mr. Fisher, Mr. Robison and Ms. Wong pursuant to our matching donation program described above.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2010, with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders:
Liberty Media Corporation 2000 Incentive Plan (As Amended and Restated Effective February 22, 2007):			—	(2)
LCAPA	3,316,957	$23.45
LCAPB	—	$—
LINTA	33,290,172	$13.48
LINTB	7,491,314	$23.41
LSTZA	2,520,226	$49.69
LSTZB	36,000	$26.71
Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007):			867,539
LCAPA	55,305	$9.99
LCAPB	—	—
LINTA	244,310	$12.94
LINTB	—	—
LSTZA	19,814	$29.19
LSTZB	—	—
Liberty Media Corporation 2007 Incentive Plan			12,482,907
LCAPA	1,624,150	$11.38
LCAPB	—	—
LINTA	14,048,557	$8.80
LINTB	—	—
LSTZA	676,684	$33.46
LSTZB	—	—
Liberty Media Corporation 2010 Incentive Plan(3)			50,000,000
LCAPA	—	—
LCAPB	—	—
LINTA	—	—
LINTB	—	—
LSTZA	—	—
LSTZB	—	—

Total:
LCAPA	4,996,412

LCAPB	—

LINTA	47,583,039

LINTB	7,491,314

LSTZA	3,216,724

LSTZB	36,000

			63,350,446

(1)
Each plan permits grants of, or with respect to, shares of any series of our common stock, subject to a single aggregate limit.

(2)
The Liberty Media Corporation 2000 Incentive Plan expired on December 6, 2010 and, as a result, no further grants are permitted under this plan.

(3)
The Liberty Media Corporation 2010 Incentive Plan was adopted in February 2010 and received stockholder approval at the 2010 Annual Meeting. Through December 31, 2010, no share issuances had been made under this plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under Liberty Media's Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed "related party transaction" (as defined by Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by the Liberty Media board to address such actual or potential conflicts. No related party transaction may be effected by Liberty Media without the approval of the audit committee of the Liberty Media board or another independent body of the Liberty Media board designated to address such actual or potential conflicts.

        The following transactions were approved by an independent committee of the Liberty Media board in accordance with the foregoing.

Lockerz

        In February 2009, LMC Lockerz, LLC (LMC Lockerz), a wholly-owned subsidiary of Liberty Media, and Kathy Savitt formed Lockerz, LLC (Lockerz), a Delaware limited liability company, which is engaged in the business of creating and operating a destination e-commerce, content and community website aimed primarily at teenagers and "Tweens." In November 2009, Gregory B. Maffei, Chief Executive Officer and a director of Liberty Media, invested $2.86 million in Lockerz for an approximate 24.2% aggregate equity interest. In January 2010, Mr. Maffei made an additional capital contribution of $857,143, and, in March 2010, Mr. Maffei made an additional capital contribution of $571,428. On May 28, 2010, Lockerz was restructured in connection with an investment by Kleiner Perkins, and Lockerz, Inc. was formed as the new parent company. In January 2011, shares in Lockerz were issued to a new investor in connection with an acquisition by Lockerz. As of June 30, 2011, Mr. Maffei owns approximately 15% of Lockerz and LMC Lockerz owns approximately 39% of Lockerz, with the balance owned by the other shareholders. Lockerz is currently engaged in a third round of financing to raise $45,000,000. Mr. Maffei has contributed $500,000 to the financing, and LMC Lockerz has contributed $5,000,000 to the financing. If this round is fully subscribed, Mr. Maffei is expected to own approximately 14% of Lockerz, and LMC Lockerz is expected to own approximately 37% of Lockerz. Mr. Maffei's investments in Lockerz have all been made on the same terms as those provided to LMC Lockerz. Mr. Maffei is also a director of Lockerz.

QVC

        David W. O'Connor, who is the brother-in-law of Robert R. Bennett, a director of our company, presently serves as Associate General Counsel of QVC, Inc., a wholly owned subsidiary of our company. Mr. O'Connor joined QVC during the year ended December 31, 2010, and received aggregate compensation for 2010 of approximately $155,000, which is composed of a base salary and bonus. For the year ending December 31, 2011, Mr. O'Connor is expected to receive aggregate compensation of no less than this amount (assuming he remains employed with QVC through the end of the year).

STOCKHOLDER PROPOSALS

        This proxy statement relates to our annual meeting of stockholders for the calendar year 2011 which will take place on September 7, 2011. We currently anticipate that our annual meeting of stockholders for the calendar year 2012 (the 2012 annual meeting) will be held during the second quarter of 2012. In order to be eligible for inclusion in our proxy materials for the 2012 annual meeting, a stockholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on March 24, 2012 unless a different date is determined and announced in connection with the actual scheduling of the 2012 annual meeting. If the 2012 annual meeting takes place within 30 days before or after September 7, 2012 (the anniversary of the 2011 annual meeting), to be considered for presentation at the 2012 annual meeting, a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address on or before the close of business on July 8, 2012. If the 2012 annual meeting takes place outside of the foregoing 60 day window (such as during the second quarter of 2012, which we currently intend to be the case), to be considered for presentation at the 2012 annual meeting, a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2012 annual meeting is communicated to stockholders or public disclosure of the date of the 2012 annual meeting is made, whichever occurs first.

        All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder (regardless of whether it is included in our proxy materials), our charter and bylaws and Delaware law.

ADDITIONAL INFORMATION

        We file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.libertymedia.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2010, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (877) 772-1518, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

ANNEX A

LIBERTY MEDIA CORPORATION
2011 NONEMPLOYEE DIRECTOR INCENTIVE PLAN

ARTICLE I

PURPOSE OF PLAN

        1.1    Purpose.    The purpose of the Plan is to provide a method whereby eligible Nonemployee Directors of the Company may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company's businesses and increasing their personal interest in the continued success and progress of the Company. The Plan is also intended to aid in attracting Persons of exceptional ability to become Nonemployee Directors of the Company.

ARTICLE II

DEFINITIONS

        2.1    Certain Defined Terms.    Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

          "Account" has the meaning ascribed thereto in Section 8.2.

          "Affiliate" of the Company means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

          "Agreement" means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, restricted stock units agreement, or an agreement evidencing more than one type of Award, specified in Section 10.4, as any such Agreement may be supplemented or amended from time to time.

          "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation, or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation, or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

          "Award" means a grant of Options, SARs, Restricted Shares, Restricted Stock Units and/or cash under this Plan.

          "Board" means the Board of Directors of the Company.

          "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

          "Common Stock" means each or any (as the context may require) series of the Company's common stock.

          "Company" means Liberty Media Corporation, a Delaware corporation.

          "Control Purchase" means any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation, or other entity (other than the Company, any Subsidiary of the Company, or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, "Exempt Person" means each of (a) the Chairman of the Board, the President and each of the directors of the Company as the Effective Date, and (b) the respective family members, estates, and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term "family member" means the spouse, siblings and lineal descendants of such Person.

          "Director Compensation" means the annual retainer and meeting fees, and any other regular cash compensation payable by the Company to a Nonemployee Director for service on the Board.

          "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          "Dividend Equivalents" means, with respect to Restricted Stock Units, to the extent specified by the Board only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock.

          "Domestic Relations Order" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder.

          "Effective Date" means the date on which the Plan is approved by the shareholders of the Company.

          "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

          "Fair Market Value" of a share of any series of Common Stock on any day means (i) for Option and SAR exercise transactions effected on any third-party incentive award administration system provided by the Company, the current high bid price of a share of any series of Common Stock as reported on the consolidated transaction reporting system on the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by Pink OTC Markets Inc., or (ii) for all other purposes under this Plan, the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by Pink OTC Markets Inc. If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Board on the basis of such quotations and other considerations as the Board deems appropriate.

          "Free Standing SAR" has the meaning ascribed thereto in Section 7.1.

          "Holder" means a Person who has received an Award under this Plan.

          "Nonemployee Director" means an individual who is a member of the Board and who is not an employee of the Company or any Subsidiary.

          "Option" means a stock option granted under Article VI.

          "Person" means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

          "Plan" means this Liberty Media Corporation 2011 Nonemployee Director Incentive Plan.

          "Restricted Shares" means shares of any series of Common Stock awarded pursuant to Section 8.1.

          "Restricted Stock Unit" means a unit evidencing the right to receive in specified circumstances one share of the specified series of Common Stock or the equivalent value in cash, which right is subject to a Restriction Period or forfeiture provisions.

          "Restriction Period" means a period of time beginning on the date of each Award of Restricted Shares or Restricted Stock Units and ending on the Vesting Date with respect to such Award.

          "Retained Distribution" has the meaning ascribed thereto in Section 8.3.

          "SARs" means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of any specified series of Common Stock.

          "Subsidiary" of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital, or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

          "Tandem SARs" has the meaning ascribed thereto in Section 7.1.

          "Vesting Date," with respect to any Restricted Shares or Restricted Stock Units awarded hereunder, means the date on which such Restricted Shares or Restricted Stock Units cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares or Restricted Stock Units pursuant to Article VIII. If more than one Vesting Date is designated for an Award of Restricted Shares or Restricted Stock Units, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION

        3.1    Administration.    The Plan shall be administered by the Board, provided that it may delegate to employees of the Company certain administrative or ministerial duties in carrying out the purposes of the Plan.

        3.2    Powers.    The Board shall have full power and authority to grant to eligible Persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, and/or Stock Units under Article IX of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, and to supervise the administration of the Plan. The Board in making an Award may provide for the granting or issuance of additional, replacement, or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Board shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing, and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Board may take into account such factors as the Board in its discretion deems relevant.

        3.3    Interpretation.    The Board is authorized, subject to the provisions of the Plan, to establish, amend, and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Board, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Board shall be liable for any action or determination made or taken by such member or the Board in good faith with respect to the Plan.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

        4.1    Number of Shares.    Subject to the provisions of this Article IV, the maximum number of shares of Common Stock (i) which may be issued in lieu of Director Compensation pursuant to Section 9.1 and (ii) with respect to which Awards may be granted during the term of the Plan shall be 1,000,000 shares. Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be cancelled or annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan the terms of which provide for settlement in cash, and (iii) any Award of Restricted Shares or Restricted Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited) shall again be available for purposes of the Plan. Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as

Awards under the Plan: (a) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (b) shares of Common Stock used to pay the purchase price or withholding taxes related to an outstanding Award, or (c) shares of Common Stock repurchased on the open market with the proceeds of an Option purchase price.

        4.2    Adjustments.

          (a)   If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Board determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, stock redemption, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 10.1(b)) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, in such manner as the Board, in its sole discretion, deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. The Board may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

          (b)   Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the Holders cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value (as determined in sub-section (ii) of the definition of such term) of Common Stock on such date over the purchase price of the Options or the base price of the SARs, as applicable.

          (c)   No adjustment or substitution pursuant to this Section 4.2 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

ARTICLE V

ELIGIBILITY

        5.1    General.    The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such Persons who are Nonemployee Directors as the Board shall select. Awards may be made to Nonemployee Directors who hold or have held Awards under this Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

        5.2    Ineligibility.    No Person who is not a Nonemployee Director shall be eligible to receive an Award.

ARTICLE VI

STOCK OPTIONS

        6.1    Grant of Options.    Subject to the limitations of the Plan, the Board shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the series and number of shares of Common Stock subject to such Option, and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option.

        6.2    Option Price.    The price at which shares may be purchased upon exercise of an Option shall be fixed by the Board and may be no less than the Fair Market Value of the shares of the applicable series of Common Stock subject to the Option as of the date the Option is granted.

        6.3    Term of Options.    Subject to the provisions of the Plan with respect to death, retirement and termination of service, the term of each Option shall be for such period as the Board shall determine as set forth in the applicable Agreement; provided that such term may not exceed ten years.

        6.4    Exercise of Options.    An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

        6.5    Manner of Exercise.

          (a)    Form of Payment.    An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Board may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 10.8 shall be determined by the Board and may consist of (i) cash, (ii) check, (iii) promissory note (subject to applicable law), (iv) whole shares of any series of Common Stock, (v) the withholding of shares of the applicable series of Common Stock issuable upon such exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Board deems appropriate.

          (b)    Value of Shares.    Unless otherwise determined by the Board and provided in the applicable Agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

          (c)    Issuance of Shares.    The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 10.8, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Board and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

        6.6    Nontransferability.    Unless otherwise determined by the Board and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

ARTICLE VII

SARS

        7.1    Grant of SARs.    Subject to the limitations of the Plan, SARs may be granted by the Board to such eligible Persons in such numbers, with respect to any specified series of Common Stock, and at such times during the term of the Plan as the Board shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a "related Option") with respect to all or a portion of the shares of Common Stock subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible Nonemployee Director (a "Free Standing SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

        7.2    Tandem SARs.    A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration, or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Board and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Tandem SAR was so exercised.

        7.3    Free Standing SARs.    Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR may be no less than the Fair Market Value of the applicable series of Common Stock with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Board and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Free Standing SAR was granted on the date of exercise over the base price per share of such Free Standing SAR. The term of a Free Standing SAR may not exceed ten years.

        7.4    Consideration.    The consideration to be received upon the exercise of a SAR by the Holder shall be paid in cash, shares of the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR), a combination of cash and such shares of the applicable series of Common Stock or such other consideration, in each case, as provided in the Agreement. No fractional shares of Common Stock shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Board shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for cash on its expiration date.

        7.5    Limitations.    The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Board may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

        7.6    Exercise.    For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Board and provided in the applicable Agreement).

        7.7    Nontransferability.    Unless otherwise determined by the Board and provided in the applicable Agreement, (i) SARs shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and (ii) except as otherwise required pursuant to a Domestic Relations Order, SARs may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

ARTICLE VIII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

        8.1    Grant of Restricted Shares.    Subject to the limitations of the Plan, the Board shall designate those eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Board shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Board pursuant to this Section 8.1 shall be specified in the Agreement.

        8.2    Issuance of Restricted Shares.    An Award of Restricted Shares shall be registered in a book entry account (the "Account") in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, the Account, any certificates representing the Restricted Shares that may be issued during the Restriction Period and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Agreement. Any such certificates shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

        8.3    Restrictions with respect to Restricted Shares.    During the Restriction Period, Restricted Shares shall constitute issued and outstanding shares of the applicable series of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Board may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers, and privileges of a Holder of shares of the applicable series of Common Stock with respect to such Restricted Shares; except, that, unless otherwise determined by the Board and provided in the applicable Agreement, (a) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (b) the Company or its designee will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (c) other than such dividends and distributions as the Board may designate, the Company or its designee will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (d) the Holder may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions or such Holder's interest in any of them during the Restriction Period; and (e) a breach of any restrictions, terms, or conditions provided in the Plan or established by the Board with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

        8.4    Grant of Restricted Stock Units.    Subject to the limitations of the Plan, the Board shall designate those eligible Persons to be granted Awards of Restricted Stock Units, the value of which is based, in whole or in part, on the Fair Market Value of the shares of any specified series of Common Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 8.5, Awards of Restricted Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Board may determine in its discretion, which need not be identical for each Award. Such Awards may provide for the payment of cash consideration by the Person to whom such Award is granted or provide that the Award, and any shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an Award of Restricted Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable. The determinations made by the Board pursuant to this Section 8.4 shall be specified in the applicable Agreement.

        8.5    Restrictions with Respect to Restricted Stock Units.    Any Award of Restricted Stock Units, including any shares of Common Stock which are part of an Award of Restricted Stock Units, may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Board at the time of the Award. A breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any

Award of Restricted Stock Units will cause a forfeiture of such Restricted Stock Units and any Dividend Equivalents with respect thereto.

        8.6    Issuance of Restricted Stock Units.    Restricted Stock Units shall be issued at the beginning of the Restriction Period, shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Stock Units, in each case until such shares shall have been issued to the Holder at the end of the Restriction Period. If and to the extent that shares of Common Stock are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby either (i) during the Restriction Period or (ii) in accordance with the rules applicable to Retained Distributions, as the Board may specify in the Agreement.

        8.7    Cash Payments.    In connection with any Award of Restricted Shares or Restricted Stock Units, an Agreement may provide for the payment of a cash amount to the Holder of such Awards at any time after such Awards shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms, and conditions as shall be prescribed by the Board in the Agreement and shall be in addition to any other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

        8.8    Completion of Restriction Period.    On the Vesting Date with respect to each Award of Restricted Shares or Restricted Stock Units and the satisfaction of any other applicable restrictions, terms, and conditions, (a) all or the applicable portion of such Restricted Shares or Restricted Stock Units shall become vested, (b) any Retained Distributions with respect to such Restricted Shares and any unpaid Dividend Equivalents with respect to such Restricted Stock Units shall become vested to the extent that the Awards related thereto shall have become vested, and (c) any cash amount to be received by the Holder with respect to such Restricted Shares or Restricted Stock Units shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, Restricted Stock Units, Retained Distributions, and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Restricted Stock Units, Retained Distributions, and any unpaid Dividend Equivalents that shall have been so forfeited. The Board may, in its discretion, provide that the delivery of any Restricted Shares, Restricted Stock Units, Retained Distributions, and unpaid Dividend Equivalents that shall have become vested, and payment of any related cash amounts that shall have become payable under this Article VIII, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Board in accordance with such rules and regulations, including any deadline for the making of such an election, as the Board may provide, and shall be made in compliance with Section 409A of the Code.

ARTICLE IX

STOCK AWARDS IN LIEU OF CASH DIRECTOR FEES

        9.1    General.    Each Nonemployee Director shall have the option to elect to receive shares of one or more series of Common Stock, as prescribed by the Board, in lieu of all or part of the Director Compensation otherwise payable by the Company during each calendar quarter. Subject to any applicable Purchase Restriction as described in Section 9.3, to the extent a Nonemployee Director has elected in writing to receive stock in lieu of Director Compensation, such Nonemployee Director will receive shares of Common Stock on the last day of the calendar quarter for which the Director Compensation was earned. The Director Compensation shall be converted to a number of shares of Common Stock equal in value to such Director Compensation based on the Fair Market Value of such shares on the last day of the calendar quarter for which the Director Compensation would otherwise be payable to the Nonemployee Director, with any fractional shares paid in cash. For this purpose, if the last day of the calendar quarter is not a trading day, then Fair Market Value shall be determined as of the next succeeding trading day. Any shares issued in lieu of Director Compensation shall be issued free of all restrictions except as required by law.

        9.2    Timing of Election.    A Nonemployee Director's election pursuant to Section 9.1 must be made no later than the 30th calendar day (or such other day as the Board may prescribe) prior to the end of the calendar quarter to which the election applies in accordance with the procedures established by the Board. Once an election is made with respect to a particular calendar quarter, it may not be withdrawn or substituted unless the Board determines, in its sole discretion, that the withdrawal or substitution is occasioned by an extraordinary or unanticipated event.

        9.3    Election Void During Restricted Period.    If, on the date shares would be purchased pursuant to an election under Section 9.1, there is in place any restriction under applicable law (including a blackout period under the Sarbanes-Oxley Act of 2002) or the rules of the principal national securities exchange on which shares of the applicable series of Common Stock are traded (a "Purchase Restriction") which would prohibit the Nonemployee Director from making such a purchase, then such shares shall be purchased on the first trading day following the lapse or removal of the Purchase Restriction based on the Fair Market Value of the shares on such trading day.

        9.4    Conditions.    Nothing contained herein shall preclude the Board, in its sole discretion, from imposing conditions on any election made under Section 9.1, including the conditions described in Section 9.3.

ARTICLE X

GENERAL PROVISIONS

        10.1    Acceleration of Awards.

          (a)    Death or Disability.    If a Holder's service shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule, or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, the Restriction Period applicable to each such Award of Restricted Stock Units shall be deemed to have expired and all such Restricted Stock Units and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement.

          (b)    Approved Transactions; Board Change; Control Purchase.    In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule, or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, the Restriction Period applicable to each such Award of Restricted Stock Units shall be deemed expired and all such Restricted Stock Units and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Board may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Board, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash, or other assets into or for which the applicable series of Common Stock may be changed, converted, or exchanged in connection with the Approved Transaction.

        10.2    Termination of Service.

          (a)    General.    If a Holder's service shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2), in full, or during the Restriction Period with respect to any Restricted Shares or any Restricted Stock Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder's rights to any unvested Restricted Shares, Retained Distributions and related cash amounts and any unvested Restricted Stock Units, unpaid Dividend Equivalents and related cash amounts shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Board and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder's service terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder's service for cause will be treated in accordance with the provisions of Section 10.2(b).

          (b)    Termination for Cause.    If a Holder's service on the Board shall be terminated by the Company during the Restriction Period with respect to any Restricted Shares or Restricted Stock Units, or prior to any Option or SAR becoming exercisable or being exercised in full, for "cause" (for these purposes, cause shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind, and the refusal to perform such Holder's duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for cause shall mean only a felony conviction for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Board and provided in the applicable Agreement, (i) all Options and SARs held by such Holder shall immediately terminate and (ii) such Holder's rights to all Restricted Shares, Restricted Stock Units, Retained Distributions, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately.

        10.3    Nonalienation of Benefits.    Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the Person entitled to such benefits.

        10.4    Written Agreement.    Each Award under the Plan shall be evidenced by a written agreement, in such form as the Board shall approve from time to time in its discretion, specifying the terms and provisions of such Award which may not be inconsistent with the provisions of the Plan; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares or Restricted Stock Units shall be notified promptly of such grant, and a written Agreement shall be promptly delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Board deems appropriate (i) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company or (ii) to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such Agreement may be supplemented or amended from time to time as approved by the Board as contemplated by Section 10.6(b).

        10.5    Designation of Beneficiaries.    Each Person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Board on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Person.

        10.6    Termination and Amendment.

          (a)    General.    Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the fifth anniversary of the Effective Date. The Plan may be terminated at any time prior to such date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Board.

          (b)    Modification.    No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal, or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 10.6(a)), the Board may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Board may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 10.6(b) shall be construed to prevent the Board from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Board may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

        10.7    Government and Other Regulations.    The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules, and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of Common Stock that may be issuable, from time to time, to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

        10.8    Withholding.    The Company's obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Stock Units, as appropriate, may, in the discretion of the Board, be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including the conditions referenced in Section 6.5) as the Board shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Board for the payment to the Company of, all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state, or local taxes of any kind required to be withheld by the Company with respect to such Award.

        10.9    Nonexclusivity of the Plan.    The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        10.10    Exclusion from Other Plans.    By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as compensation or bonus in determining the amount of any payment under any pension, retirement or other benefit plan, program, or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan of the Company or any Subsidiary of the Company. Director Compensation elected to be received in the form of stock in lieu of cash shall be treated as regular compensation for purposes of any Director retirement or life insurance plan.

        10.11    Unfunded Plan.    Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an "unfunded" plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no Holder shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any shares of Common Stock or any other property, and the liabilities of the Company and any Subsidiary of the Company to any Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        10.12    Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

        10.13    Accounts.    The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 10.8.

        10.14    Legends.    Any certificate evidencing shares of Common Stock subject to an Award shall bear such legends as the Board deems necessary or appropriate to reflect or refer to any terms, conditions, or restrictions of the Award applicable to such shares, including any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

        10.15    Company's Rights.    The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations, or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell, or otherwise dispose of all or any part of its business or assets.

        10.16    Section 409A.    It is the intent of the Company that Awards under this Plan comply with the requirements of, or be exempt from the application of, Section 409A of the Code and related regulations and United States Department of the Treasury pronouncements ("Section 409A"), and the provisions of this Plan will be administered, interpreted and construed accordingly. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be construed or reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Holder's rights to an Award.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01CZLB 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 4, 5 and 6 and in favor of every 3 YRS for Proposal 3. For Against Abstain 1 Yr 2 Yrs 3 Yrs Abstain 2. The say-on-pay proposal, to approve, on an advisory basis, the compensation of our named executive officers. 3. The say-on-frequency proposal, to approve, on an advisory basis, the frequency at which stockholders are provided an advisory vote on the compensation of named executive officers. 4. A proposal to adopt the Liberty Media Corporation 2011 Nonemployee Director Incentive Plan. 5. A proposal to amend the restated certificate of incorporation of Liberty Media Corporation to change its name to Liberty Interactive Corporation. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Evan D. Malone 02 - David E. Rapley 1. Election of Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain For Against Abstain 6. A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2011. For Against Abstain 03 - Larry E. Romrell For Withhold MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 1 8 7 7 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 7, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/LMC • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS September 7, 2011 The undersigned hereby appoint(s) Charles Y. Tanabe and Christopher W. Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Interactive common stock, Series B Liberty Interactive common stock, Series A Liberty Capital common stock, Series B Liberty Capital common stock, Series A Liberty Starz common stock or Series B Liberty Starz common stock held by the undersigned at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on September 7, 2011, at the corporate offices of Starz, LLC, 8900 Liberty Circle, Englewood, CO 80112, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposals 2, 4, 5 and 6, and in favor of every 3 YRS for Proposal 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 4, 5 AND 6, AND IN FAVOR OF “3 YRS” FOR PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE Proxy — LIBERTY MEDIA CORPORATION IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

www.envisionreports.com/LMC Step 1: Go to www.envisionreports.com/LMC to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Stockholder Meeting Notice 01CZNC + + Important Notice Regarding the Availability of Proxy Materials for the Liberty Media Corporation Stockholder Meeting to be Held on September 7, 2011 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before August 24, 2011 to facilitate timely delivery. IMPORTANT ANNUAL MEETING INFORMATION NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 1 1 8 7 7 3 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK_____________

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. Internet – Go to www.envisionreports.com/LMC. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials Liberty Media Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by August 24, 2011. Stockholder Meeting Notice Liberty Media Corporation’s Annual Meeting of Stockholders will be held on September 7, 2011 at the corporate offices of Starz, LLC, 8900 Liberty Circle, Englewood, Colorado 80112, at 9:00 a.m., local time. For directions to the Annual Meeting of Stockholders (where you may vote in person), please call the corporate offices of Starz, LLC at (720) 852-7700. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR all nominees listed in Proposal 1, FOR Proposals 2, 4, 5 and 6, and in favor of every 3 YRS for Proposal 3. 1. ELECTION OF DIRECTORS Nominees: 01 - Mr. Evan D. Malone 02 - Mr. David E. Rapley 03 - Mr. Larry E. Romrell 2. A proposal to approve, on an advisory basis, the compensation of our named executive officers as described in the annual meeting proxy statement under the heading “Executive Compensation.” 3. A proposal to approve, on an advisory basis, the frequency at which stockholders are provided an advisory vote on the compensation of named executive officers. 4. A proposal to adopt the Liberty Media Corporation 2011 Nonemployee Director Incentive Plan. 5. A proposal to amend the restated certificate of incorporation of Liberty Media Corporation to change its name to Liberty Interactive Corporation. 6. A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2011. PLEASE NOTE – THIS NOTICE IS NOT A PROXY CARD AND ACCORDINGLY YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 01CZNC

BARCODE See the reverse side of this notice to obtain proxy materials and voting instructions. BROKER LOGO HERE 1 OF 2 12 15 Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on September 07, 2011. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: Annual Meeting For holders as of: July 20, 2011 Date: September 07, 2011 Time: 9:00 AM MST Location: 0000112049_1 R1.0.0.11699 LIBERTY MEDIA CORPORATION

— How To Vote — Please Choose One of the Following Voting Methods Internal Use Only — Before You Vote —How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. XXXX XXXX XXXX. XXXX XXXX XXXX Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. XXXX XXXX XXXX 0000112049_2 R1.0.0.11699 1 Annual Report 2. Notice & Proxy Statement Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before August 24, 2011 to facilitate timely delivery.

BARCODE Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence # 0000 0000 0000 Voting items 0000112049_3 R1.0.0.11699 The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Evan D. Malone 02 David E. Rapley 03 Larry E. Romrell The Board of Directors recommends you vote FOR the following proposal(s): 2 A proposal to approve, on an advisory basis, the compensation of Liberty Media Corporation's named executive officers as described in the annual meeting proxy statement under the heading "Executive Compensation". 4 A proposal to adopt the Liberty Media Corporation 2011 Nonemployee Director Incentive Plan. 5 A proposal to amend the restated certificate of incorporation of Liberty Media Corporation to change its name to Liberty Interactive Corporation. 6 A proposal to ratify the selection of KPMG LLP as Liberty Media Corporation's independent auditors for the fiscal year ending December 31, 2011. The Board of Directors recommends you vote 3 YEARS on the following proposal: 3 A proposal to approve, on an advisory basis, the frequency at which stockholders are provided an advisory vote on the compensation of named executive officers.

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE Voting Instructions THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # Reserved for Broadridge Internal Control Information Voting items Continued 0000112049_4 R1.0.0.11699 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. (For directions to the meeting, please call the corporate offices of Starz, LLC at 720-852-7700.) Only shareholders of record as of 5:00 p.m., NYC time, on July 20,2011 may vote at the meeting or any adjournment thereafter. You may use one of the methods described above to request paper or email copies of the Liberty Media's future mailings.  Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence #